As filed with the Securities and Exchange Commission on November 20, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

tw telecom holdings inc.

and

AFFILIATE GUARANTORS LISTED ON SCHEDULE ATTACHED HERETO

(Exact name of registrant as specified in its charter)

Delaware	4813	84-1500624
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

tw telecom holdings inc.

Park Ridge One

10475 Park Meadows Drive

Littleton, Colorado 80124

(303) 566-1000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Tina A. Davis

Senior Vice President and General Counsel

tw telecom holdings inc.

Park Ridge One

10475 Park Meadows Drive

Littleton, Colorado 80124

(303) 566-1000

(Name and address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Douglas R. Wright

Faegre Baker Daniels LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203-4532

(303) 607-3500

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.375% Senior Notes due 2022	$450,000,000	100%	$450,000,000	$57,960
Guarantees of 5.375% Senior Notes due 2022	—	—	—	— (2)
6.375% Senior Notes due 2023	$350,000,000	100%	$350,000,000	$45,080
Guarantees of 6.375% Senior Notes due 2023	—	—	—	—(2)

(1)	Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the offering price per senior note is assumed to be the stated principal amount of each senior note that may be received by the registrants in the exchange transaction in which the senior notes will be offered.
(2)	Pursuant to Rule 457(n), no registration fee is required for the guarantees of the senior notes registered hereby.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Additional Registrants

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
tw telecom inc.	Delaware	4813	84-1500624
tw telecom holdings II llc	Delaware	4813	84-1556315
tw telecom management co. llc	Delaware	4813	72-1473654
tw telecom l.p	Delaware	4813	01-0548323
tw telecom data services llc	Delaware	4813	72-1552110
tw telecom of alabama llc*	Delaware	4813	26-0685420
tw telecom of arizona llc	Delaware	4813	84-1560848
tw telecom of arkansas llc*	Delaware	4813	26-0688489
tw telecom of california l.p.	Delaware	4813	06-1363377
tw telecom of colorado llc	Delaware	4813	84-1544704
tw telecom of d.c. llc*	Delaware	4813	26-0688560
tw telecom of florida l.p.	Delaware	4813	06-1363374
tw telecom of georgia l.p.	Delaware	4813	06-1374294
tw telecom of hawaii l.p.	Delaware	4813	06-1392225
tw telecom of idaho llc	Delaware	4813	84-1560869
tw telecom of illinois llc	Delaware	4813	91-2029436
tw telecom of indiana l.p.	Delaware	4813	06-1457291
tw telecom of iowa llc	Delaware	4813	45-3483477
tw telecom of kansas city llc*	Delaware	4813	26-0689334
tw telecom of kentucky llc*	Delaware	4813	26-0689852
tw telecom of louisiana llc*	Delaware	4813	26-0683410
tw telecom of maryland llc*	Delaware	4813	26-0688651
tw telecom of minnesota llc	Delaware	4813	84-1544705
tw telecom of mississippi llc*	Delaware	4813	26-0690527
tw telecom of nevada llc*	Delaware	4813	84-1560861
tw telecom of new jersey l.p.	Delaware	4813	06-1388255
tw telecom of new mexico llc	Delaware	4813	84-1560860
tw telecom of new york l.p.	Delaware	4813	06-1374289
tw telecom of north carolina l.p.	Delaware	4813	06-1387494
tw telecom of ohio llc	Delaware	4813	06-1374299
tw telecom of oklahoma llc*	Delaware	4813	26-0689431
tw telecom of oregon llc	Delaware	4813	84-1560859

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
tw telecom of south carolina llc	Delaware	4813	84-1544706
tw telecom of tennessee llc	Delaware	4813	06-1363373
tw telecom of texas llc	Delaware	4813	38-3760262
tw telecom of utah llc	Delaware	4813	84-1560856
tw telecom of virginia llc*	Virginia	4813	76-0771037
tw telecom of washington llc	Delaware	4813	84-1560870
tw telecom of wisconsin l.p.	Delaware	4813	06-1402565

tw telecom holdings inc. is the sole member of the limited liability companies listed above, except for those marked with an asterisk, and the general partner of the limited partnerships. tw telecom management co. llc is the sole member of the limited liability companies marked with an asterisk. The name and address of the principal executive office for each of the additional registrants is the same as is set forth for tw telecom holdings inc. on the facing page of this registration statement. The old notes are, and the new notes will be, unconditionally guaranteed on a joint and several basis by tw telecom inc. and the above registered subsidiaries.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 20, 2013

PROSPECTUS

tw telecom holdings inc.

Offers to Exchange

$450,000,000 of 5.375% Senior Notes Due 2022

and

$350,000,000 of 6.375% Senior Notes Due 2023

Material terms of the exchange offers:

•	We are offering to exchange up to $450,000,000 aggregate principal amount of 5.375% Senior Notes due 2022 (the “2022 old notes”) and $350,000,000 aggregate principal amount of 6.375% Senior Notes due 2023 (the “2023 old notes” and, together with the 2022 old notes, the “old notes” and each an “old note”), that we sold in a private offering on August 26, 2013 for up to $450,000,000 aggregate principal amount of 5.375% Senior Notes due 2022 (the “2022 new notes”) and up to $350,000,000 aggregate principal amount of 6.375% Senior Notes due 2023, respectively, each registered under the Securities Act of 1933 (the “2023 new notes” and, together with the 2022 new notes, the “new notes” and each a “new note”).

•	The exchange offers expire at 5:00 p.m., New York City time, on , 2014, unless we extend them.

•	The new notes will be identical to the old notes in all material respects, except that they will not have the transfer restrictions, registration rights, or certain rights to additional interest applicable to the old notes.

•	The exchange of old notes for new notes will not be taxable for U.S. Federal income tax purposes, but you should see the discussion under the caption “Certain U.S. Federal Income Tax Considerations” beginning on page 101 for more information.

•	Upon expiration of the exchange offers, we will exchange all old notes that are properly tendered and not withdrawn for an equal principal amount of the new notes. You should carefully review the procedures for tendering the old notes described in “The Exchange Offers” beginning on page 22 of this prospectus.

•	Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offers.

•	The exchange offers are not subject to any minimum tender condition, but are subject to customary conditions described under “The Exchange Offers—Conditions of the Exchange Offers” on page 25.

•	We will not receive any cash proceeds from the exchange offers.

•	As of September 30, 2013, there was $544.1 million, net of discounts, of secured indebtedness outstanding that was effectively senior to the new notes.

•	There is no established trading market for the new notes or the old notes.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFERS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2013

Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for such old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offers, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of Distribution” on page 106.

WHERE YOU CAN FIND MORE INFORMATION

Our parent company, tw telecom inc., files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy documents filed with the SEC by tw telecom inc. at the Public Reference Room at 100 F Street,N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that tw telecom inc. files electronically from the SEC’s Internet site at http://www.sec.gov. While any notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information regarding tw telecom inc. required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which tw telecom inc. is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any such request should be directed to tw telecom inc., Attn: Corporate Secretary, 10475 Park Meadows Drive, Littleton, Colorado 80124.

We incorporate by reference into this prospectus certain information we filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in earlier filings with the SEC. We incorporate by reference the documents listed below, which have been filed with the SEC, and any future filings tw telecom inc. may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of the exchange offers, except for any information contained in any such document that is “furnished” rather than “filed” for purposes of the Exchange Act.

•	tw telecom inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 15, 2013;

•	tw telecom inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 8, 2013;

•	tw telecom inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 8, 2013;

•	tw telecom inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 with the SEC on November 6, 2013; and

•	tw telecom inc.’s Current Reports on Form 8-K filed with the SEC on January 9, 2013, March 26, 2013, April 18, 2013, May 9, 2013, May 29, 2013, June 10, 2013, June 18, 2013, August 12, 2013, August 13, 2013 and August 26, 2013.

This information is available without charge to security holders upon written or oral request to tw telecom inc., 10475 Park Meadows Drive, Littleton, Colorado 80124, telephone (303) 566-1000, Attn: Corporate Secretary. To obtain timely delivery of such information, you must request the information no later than             , 2014.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, our expected financial position, expected capital expenditures, the impact of the economic downturn, activities and results, expected revenue mix, expected revenue growth, the impact of accounting and regulatory changes, future tax benefits and expense, expense trends, future liquidity and capital resources, product plans, growth or stability from particular customer segments, building penetration plans, the effects of consolidation in the telecommunications industry, anticipated customer disconnections and customer and revenue churn, Modified EBITDA and margin trends, expected network expansion, potential changes in certain accounting reserves and allowances and business and financing plans.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from the expectations described in this prospectus and the documents incorporated herein by reference include, among others:

•	Adverse changes in economic conditions in the United States and globally;

•	Inability to sustain revenues or cash flows;

•	The extent, timing and overall effects of competition in the communications industry;

•	Loss of key customers and/or increased customer disconnections and churn;

•	The impact of new, emerging or competing technologies;

•	The ability to adjust successfully to changes in the communications industry and to implement growth initiatives;

•	The adoption of intercarrier compensation and/or special access services reform proposals by the Federal Communications Commission (“FCC”) or Congress, the failure of the FCC to regulate Ethernet services as special access services, or other adverse regulatory or legislative developments that result in a significant loss of our revenue or a significant increase in our expenses;

•	The cost and service quality of facilities purchased from other carriers;

•	The effects of federal and state legislation, rules and regulations governing the communications industry;

•	The availability and cost of financing in the corporate debt markets;

•	An ownership change that results in limitations on our use of net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Material changes in the communications industry that could adversely affect relationships with vendors, suppliers and customers;

•	The deterioration in the financial condition of the financial institutions or mutual funds that hold our investments;

•	Unexpected results of litigation, including patent litigation, which is prevalent in our industry and may be costly to defend, whether or not meritorious;

•	Dependence on automation systems;

•	Dependence on third-party vendors;

•	Unexpected difficulties in obtaining indefeasible rights of use agreements or other similar long term licensing or leasing arrangements for fiber and capacity (“IRUs”) or in obtaining access to rights-of-way and pole attachments;

•	Inability to obtain rights to build networks into commercial buildings;

•	Increased costs from healthcare reform and higher taxes;

•	The impact of equipment failure, natural disasters or terrorist acts;

•	Failure to attract and retain qualified management and other personnel;

ii

•	The impact of claims of infringement of intellectual property and proprietary rights of others, primarily involving patent infringement claims;

•	Repurchases of shares of tw telecom inc.’s common stock that could prove to be less advantageous than intended;

•	The timing of disconnections and service installations, which may affect the extent to which those factors impact our results in a particular period;

•	Delays in launching new products or services that our customers desire;

•	Decreased demand for our products or services;

•	Further declines in the prices of and revenue from our services due to competitive pressures, industry consolidation and other industry conditions;

•	Increases in the prices we pay for use of facilities of Incumbent Local Exchange Carriers (“ILECs”);

•	Further deregulation of the ILECs that adversely affects the cost and availability of ILEC facilities that we use to reach certain customer locations;

•	General industry and market conditions and growth rates, economic conditions and governmental and public policy changes;

•	Changes in accounting policies or practices adopted voluntarily or as required by U.S. generally accepted accounting principles, or GAAP, or other accounting regulations;

•	Changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments;

•	Impairment charges, which we may be required to record in the future;

•	The impact of our debt service requirements;

•	Our potential inability to generate sufficient cash flows to service our debt;

•	The impact of restrictive covenants, which limit our flexibility;

•	Additional debt that we may incur;

•	The junior ranking of the new notes and guarantees in right of payment to our secured debt and structural subordination of the new notes and guarantees to debt of non-guarantor subsidiaries;

•	The effects of bankruptcy laws;

•	Our potential inability to purchase the new notes upon a change of control;

•	The lack of a liquid market for the new notes;

•	The potential effects of original issue discount on the holders of the 2022 new notes in the event of our bankruptcy; and

•	The factors set forth under “Risk Factors” or elsewhere in this prospectus and other factors described in our filings with the SEC, including the risk factors and other uncertainties described in tw telecom inc.’s Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarter ended March 31, 2013, Form 10-Q for the quarter ended June 30, 2013 and Form 10-Q for the quarter ended September 30, 2013, which are incorporated by reference herein.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and we make no representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about us and does not contain all of the information that is important for you to consider in deciding whether to participate in the exchange offers. In addition to reading this summary, you should carefully review this entire prospectus, especially the “Risk Factors” section beginning on page 12.

As used in this prospectus, unless the context otherwise requires or unless otherwise indicated, (i) the terms “tw telecom” and the “Parent Company” refer to tw telecom inc., a Delaware corporation and a guarantor of the notes, (ii) the term the “Company” refers to tw telecom holdings inc., a Delaware corporation that is a wholly owned subsidiary of the Parent Company and the issuer of the notes, (iii) the terms “we,” “our” and “us” refer to the Parent Company, the Company and their respective subsidiaries, and (iv) the term “notes” refers collectively to the old notes and the new notes. For a more complete description of the terms of the new notes, see “Description of 2022 New Notes” beginning on page 30 and “Description of 2023 New Notes” beginning on page 64.

The financial data used in this prospectus are drawn from the Parent Company’s consolidated financial statements. The Parent Company does not have significant assets and has immaterial revenues and expenses (other than through ownership of the Company and its other subsidiaries). The Parent Company and certain of its domestic restricted subsidiaries will guarantee all of the Company’s obligations under the new notes.

Our Company

We are a leading national provider of managed network services, specializing in business Ethernet, data networking, converged, IP based virtual private network or “IP VPN”, Internet access, voice, including voice over Internet Protocol or “VoIP”, and network security services to enterprise organizations, including public sector entities, and carriers throughout the U.S., including their global locations. Our revenue is derived from business communication services, including data, high-speed Internet access, network and voice services. Our customers include enterprise organizations in a wide variety of industry segments including, among others, the financial services, technology and scientific, health care, distribution, manufacturing and professional services industries, data center providers, cloud services providers, public sector entities, system integrators and communications service providers, including ILECs, CLECs, wireless communications companies and cable companies.

Through our subsidiaries, we serve 75 metropolitan markets with local fiber networks that are connected to our regional fiber facilities and national IP backbone. As of September 30, 2013, our fiber network spanned nearly 30,000 route miles (including approximately 23,000 metropolitan route miles) connecting to 19,648 buildings served directly by our local fiber facilities, including approximately 460 third party data centers across the country where customers deploy their own equipment or connect to cloud service providers. We continue to extend our fiber footprint within our existing markets by connecting our network into additional locations and to expand our data, voice and IP networking capabilities between our markets, supporting secure end-to-end business Ethernet, IP VPN and converged solutions for customers. On November 6, 2013, we announced an accelerated market expansion to increase our metropolitan fiber route miles by nearly 17% into five new markets and 27 existing markets.

Following are selected financial results for the nine months ended September 30, 2013 as compared to the nine months ended September 30, 2012:

•	Revenue for the nine months ended September 30, 2013 was approximately $1.16 billion, an increase of $71.5 million, or 6.5%, from the nine months ended September 30, 2012. The primary driver of this growth in revenue was increased data and Internet services revenue from installed services to enterprise customers.

•	Net income was $21.1 million, or $0.14 basic earnings per share, for the nine months ended September 30, 2013 compared to $59.6 million, or $0.40 basic earnings per share, for the nine months ended September 30, 2012. The decrease in net income primarily reflects increases in debt extinguishment costs, depreciation, interest and non-cash stock based compensation expense, partially offset by higher Modified EBITDA, as discussed below, and a decrease in income tax expense.

•	Modified EBITDA increased $9.6 million to $411.9 million, or 35.4% of total revenue, for the nine months ended September 30, 2013, from $402.3 million, or 36.8% of total revenue, for the nine months ended September 30, 2012. The increase in Modified EBITDA was primarily the result of revenue growth that was somewhat offset by costs associated with both revenue growth and the growth initiatives that we have been implementing in 2013, which are designed to increase our revenue growth, cash flow and margins.

Our Strategy

Our objective is to be the leading national provider of high quality business network solutions by making access to our services “better, faster and easier” for our customers. We leverage our integrated network, operational capabilities, dedicated people, local presence, personalized customer experience and advanced support systems to meet the complex and evolving needs of our customers and increase stockholder value. The key elements of our business strategy include the following:

Focus Our Service Offerings to Meet the Complex and Evolving Needs of Our Customers. We deliver secure end-to-end managed solutions to our customers with predictable and reliable service quality that we believe is industry-leading. We design and deliver scalable and efficient solutions that enable our customers’ complex and evolving business applications. These solutions emphasize our data networking service offerings, which include IP VPN and an expanding portfolio of business Ethernet data products (now including 40 and 100 Gigabits per second (“Gbps”)) metro Ethernet with Class of Service (which allows customers to assign different priorities to various traffic types), our converged service offerings comprised of data, Internet, voice, security, remote access and managed routers, our advanced Session Initiation Protocol or “SIP” trunking services for large enterprise voice applications and network security services. We also continue to provide a broad range of traditional services including a dedicated network service portfolio with private line, special access and private transport networks, voice services, and secure Internet access with speeds up to 10 Gbps.

As the complex needs of our customers evolve and more of their critical applications are divided between their private networks, third party data centers and cloud application providers, we have developed and launched the first two phases of our innovative advanced service capabilities, which we refer to as the “Intelligent Network”:

•	“Enhanced Management,” launched in June 2012, provides end-to-end visibility into network performance of Ethernet and managed services on a real-time, site-specific basis through our web-based customer portal. Customers are able to establish customized performance thresholds and receive proactive alerts on service performance. These capabilities provide customers a segmented, granular view of their specific service performance information, rather than the aggregate network averages or overall views provided by other carriers.

•	“Dynamic Capacity,” launched in August 2012, enables Ethernet customers through our customer portal to scale their bandwidth on demand up to 10 Gbps or schedule bandwidth availability as needed, paying for the incremental capacity they use. Beginning in June 2013, customers can automatically increase their bandwidth without manual intervention based on pre-set parameters with our Alert-Driven Dynamic Capacity.

We are developing additional functionality to enable customers to manage and prioritize their applications running on our services. Through continuing service innovation, we expect to provide additional intelligent capabilities, automation and other service advancements in the future so that our services will continue to meet our customers’ evolving needs.

Capitalize on the Increased Demand for Connectivity Created by the New Information Technology (“IT”) Environment to Enable Customers’ IT and Business Strategies. Our enterprise customers are increasingly adopting cloud computing, collaboration, disaster recovery and data center strategies to advance their businesses. We believe that this new IT environment is creating new network demand and opportunities for us. With our Intelligent Network and other advanced service offerings and secure and reliable network connectivity, we are well positioned to provide our customers the flexibility they seek as they are adopting cloud IT strategies to buy services on demand, for as long as they need the service. Our network solutions provide customers the ability to consume network services similarly to how they consume cloud services thus enabling us to capture incremental market share. We plan to continue to further leverage this demand by providing network solutions to the data centers, cloud providers, hosting companies and other participants in this environment and by further automating to enable enterprise customers seeking cloud solutions to more quickly access secure connections to buildings and data centers on our network. We believe that these areas of growing demand have been and will continue to be drivers of our growth.

Deliver a Customer Care Strategy that Differentiates Us from Our Competitors. We approach customer care from the customer’s viewpoint with:

•	Our people: We seek to engage all of our employees, whether directly or indirectly, in providing the best possible customer experience. Two-thirds of our employees have customer facing responsibilities, and we have established an internal rewards and recognition program to reward employees for the positive experience they deliver.

•	Customized service interaction: We use a coordinated approach that leverages both local resources and our national operating centers to deliver personalized customer service, including providing timely status updates to resolve issues in the shortest possible timeframe. Customers choose the type of service interaction that works best for them: local, national, electronic or live support. Regardless of how a customer contacts us, we leverage technology—our Customer Insight and Action tool—to capture customer feedback and route it to the appropriate place for action. My Portal is our tool to enable customer knowledge and decision making about their services. Through My Portal, customers can navigate through account information, network services, trouble tickets, network performance information, order status, billing and payment information either through self-service or with the support of our customer service personnel. Customers also can customize their view of My Portal to quickly locate the information that is most important to them. In addition, customers that have activated the Dynamic Capacity capability for their business Ethernet service can manage their bandwidth on demand through My Portal to meet changing applications needs. We continue to develop additional portal functionality and enhancements that our customers request and that support our solutions.

•	Voice of the customer: We listen to our customers by capturing feedback from customer interactions, customer survey responses and live customer insight panels that provide us with information on our customers’ challenges and needs and continually incorporate their feedback to deliver a better overall customer experience to them.

We believe that our ongoing customer experience initiatives have improved our customer loyalty and retention, contributed to reductions in revenue churn and increased sales to existing customers. We plan to continue to innovate to enhance our customers’ experience and ease of doing business with us.

Leverage Our Local Presence on a National Scale with Global Reach. We leverage our local and regional fiber assets and our multi-purpose national Ethernet and IP backbone as well as integrate and manage facilities from other carriers, domestically and globally, to enable our customers to connect to their locations with our network solutions. We have a local presence in our markets with sales, sales engineering, customer support and operational resources, backed by a national organization, to provide personalized service and customized solutions for our customers. These local resources are led by general managers who have accountability for the growth, management and profitability of their local markets.

We believe that our local and regional presence, local fiber-based facilities and national Ethernet and IP backbone enable us to:

•	Offer flexible and scalable products;

•	Focus on selling services in our local markets and providing wide area solutions on a national basis with multi-site and multi-city end-to-end solutions for our regional and national customers;

•	Provide a higher quality of service than other competitors;

•	Realize a competitive advantage over non-facilities based providers;

•	Realize higher margins than carriers that do not operate their own local fiber facilities; and

•	Provide a reliable and diverse network.

Enhance Our Multi-Channel Sales Strategy. We take a multi-pronged approach to our sales strategy, which includes:

•	Our direct sales channel, consisting of highly knowledgeable and tenured sales and technical support personnel who focus on medium to large enterprise customers in our local markets. Our direct customer segment sales structure supports national enterprises, public sector entities and carriers. We continue to expand our direct sales organization, including sales professionals who can more effectively sell our more complex, IT-centric services, and to invest in tools, training and other initiatives to maximize sales productivity;

•	Our customer relationship specialists, who focus on sales to our smaller customers and increasing customer retention, freeing our primary sales force to focus on high-potential existing and new customers; and

•	Our indirect sales channel that extends our sales coverage in our markets by leveraging our representatives’ customer relationships. We continue to enhance our indirect sales channel in size and scope by adding selected representatives such as value added resellers, cloud providers and system integrators, whose capabilities complement our network service offerings, expand the portfolio of services available for sale through this channel and add tools and internal support for this channel.

Broaden Our Reach and Capabilities to Position Us for Longer-Term Growth and Operational Scale by Employing Our Disciplined Capital Allocation Strategy. Our strategy is to invest for growth for the near and long-term. We maintain a disciplined approach to capital spending to maximize revenue growth while maintaining attractive rates of return on capital invested to connect customers with our network. We continue to innovate and invest in our business throughout various economic cycles in order to position us for long-term growth. These investments enable us to expand our market opportunity, extend our fiber network and increase both our operational and product capabilities to meet our customers’ growing and complex needs. Elements of this strategy include:

•	Success-based investments. The majority of our investments are success-based, driven by customer sales, and include costs to expand our fiber-connected buildings and add equipment and capacity to our network, which must meet certain financial return criteria. In addition to funding current customer opportunities, these investments increase the number of fiber connected buildings that we leverage for future growth. This category of investments is intended to reach their incremental return thresholds within the short to medium term.

•	Long-term strategic investments. These investments fund geographic expansions within our markets and adjacent markets, technological advancements of our network and service capabilities for future growth and enhancements to our back office support systems and customer interfaces to increase employee productivity and enhance the customer experience. These investments include fiber construction, strategic fiber purchases, equipment purchases and IT system enhancements for product advancements and automation, among others, all of which have a longer term expected return on investment.

Invest in Our People to Drive the Execution of Our Strategies. We have invested in our highly skilled, professional workforce that we believe allows us to differentiate ourselves from our competitors, innovate our services, advance our customer experience initiatives and make the necessary technological advancements to meet the complex and evolving needs of our customers. We have a multi-faceted approach to ensure our human resources are well aligned, capable and engaged in executing on our strategic business objectives. Elements of our approach include:

•	Developing strategies across the organization that prioritize our people investments;

•	Enhancing our organizational effectiveness through organizational design, workforce and talent planning, change management and leadership development to maximize employee productivity and engagement;

•	Optimizing our talent acquisition efforts through employment marketing, sourcing and recruiting to attract the best talent;

•	Developing our talent by providing technical training for sales, operations and engineering resources, leadership and management training and detailed orientation programs to assure that we have skilled employees to remain an industry leader;

•	Continually improving employee job performance through various performance management techniques and aligning annual employee goals with our corporate strategies; and

•	Providing performance-based compensation designed to incent and engage employees to execute on our business objectives and to create long-term stockholder value.

Our Competitive Strengths

We believe the following competitive strengths will help us successfully execute our business strategy:

•	Our proven management team, which has extensive operational experience in the telecommunications industry;

•	Our local fiber assets and multi-purpose national IP backbone, integrated network and systems environment and connections to key data centers, which allow us to realize higher gross margins than non-fiber based carriers;

•	Our robust and expanding service suite, including high-quality enhanced data networking services such as IP VPN, converged and business Ethernet with Class of Service, Internet-based services, VOIP and SIP trunking services;

•	Our integrated operating platform, which allows us to leverage logical or software-driven capabilities in our development of innovative new services and platforms;

•	Our evolving and industry leading Intelligent Network capabilities adding customer visibility to network performance and customer controlled bandwidth on demand to our portfolio of data and managed services;

•	Our customer care strategy, including our people, customized and flexible service solution design, tools such as My Portal and the Customer Insight and Action, total service view capabilities, simplified and predictive network management, flow through information for customer activation and assurance, managed edge devices and customer consultation support;

•	Our focus on medium- and large-sized businesses, which are more likely to require the combination of advanced high-capacity services, superior reliability and high levels of customer service that we are able to provide; and

•	Our strong liquidity position, which we believe will allow us to fund our business plan and provide us flexibility to invest in new growth opportunities that we believe are advantageous as well as return value to stockholders.

Our principal executive offices are located at 10475 Park Meadows Drive, Littleton, Colorado 80124, and our telephone number is (303) 566-1000. The Company and the Parent Company are Delaware corporations. Our Internet address is http://www.twtelecom.com. The information contained on our website is not part of, nor is it incorporated by reference into, this prospectus.

Summary Description of the Exchange Offers

Issuer	tw telecom holdings inc.

Old Notes	5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023, which we issued on August 26, 2013 in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and in compliance with Rule 144A and Regulation S promulgated thereunder.

New Notes	5.375% Senior Notes due 2022 and 6.375% Senior Notes due 2023, the issuance of which has been registered under the Securities Act. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions, registration rights and certain rights to additional interest under the old notes do not apply to the new notes.

Exchange Offers

We are offering to issue up to:

•   $450,000,000 aggregate principal amount of the 2022 new notes in exchange for a like principal amount of the corresponding 2022 old notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the 2022 old notes.

•   $350,000,000 aggregate principal amount of the 2023 new notes in exchange for a like principal amount of the corresponding 2023 old notes to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the 2023 old notes.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on , 2014, or a later date and time to which we extend it.

Withdrawal	You may withdraw your tender of the old notes pursuant to the exchange offers at any time prior to 5:00 p.m., New York City time, on , 2014, or a later date and time to which we extend the offers. We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder as soon as practicable after the exchange offers expire or terminate.

Interest on the New Notes and the Old Notes	Interest on the new notes will accrue from the date of the original issuance of the old notes or from the date of the last periodic payment of interest on the old notes, whichever is later. No additional interest will be paid on old notes tendered and accepted for exchange.

Conditions of the Exchange Offers	The exchange offers are subject to customary conditions, some of which we may waive in our sole discretion. See “The Exchange Offers—Conditions of the Exchange Offers.”

Procedures for Tendering Old Notes	To accept one or both of the exchange offers, you must complete, sign and date the letter of transmittal in accordance with the instructions contained in this prospectus and in the letter of transmittal, and send the letter of transmittal and the old notes and any other required documentation to the exchange agent at the following address:

Wells Fargo Bank, National Association

Corporate Trust Operations MAC N9303-121

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

If you hold the old notes through The Depository Trust Company, to accept the exchange offers you must use the DTC’s Automated Tender Offer Program, by which each tendering participant will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things,

•   it is acquiring the new notes in the exchange offers in its ordinary course of business;

•   it has no arrangement or understanding with any person to participate in a distribution of the new notes;

•   it is not an “affiliate” of tw telecom holdings inc., as defined in Rule 405 of the Securities Act, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•   if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the new notes; and

•   if it is a broker-dealer, it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Acceptance of Old Notes and Delivery of New Notes	We will accept for exchange any and all old notes that are properly tendered and not withdrawn in the exchange offers prior to 5:00 p.m., New York City time, on , 2014. The exchange agent will deliver the new notes issued pursuant to the exchange offers promptly following the expiration date. See “The Exchange Offers—Terms of the Exchange Offers; Period for Tendering Old Notes.”

Use of Proceeds	We will not receive any proceeds from the issuance of new notes in the exchange offers.

Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent in connection with the exchange offers.

Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offers, continue to be subject to the existing restrictions on transfer. Except as described in “The Exchange Offers— Purpose and Effect of the Exchange Offers; Registration Rights Agreements,” we will have no further obligation to provide for the registration under the Securities Act of the old notes. Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

Regulatory Approvals	We do not believe that the receipt of any federal or state approvals will be necessary in connection with the exchange offers, other than the effectiveness of the registration statement of which this prospectus constitutes a part.
Summary Description of the New Notes 2022 New Notes:
Issuer	tw telecom holdings inc.

Parent Company	tw telecom inc.

New Notes Offered	$450 million aggregate principal amount of 5.375% Senior Notes due 2022. The 2022 new notes will have substantially identical terms and conditions as the $480 million in aggregate principal amount of our existing 5.375% Senior Notes due 2022 that we issued on January 15, 2013 pursuant to our registered exchange offer under the Securities Act of 1933, as amended (the “existing 2022 notes”), other than the issue date, the issue price, liquidated damages provisions and certain other exceptions, but will be issued under a separate indenture. As a result, the 2022 new notes will be identified by different CUSIP numbers than those for the existing 2022 notes and will not be treated as a single class with the existing 2022 notes for any purpose.

Maturity	October 1, 2022.

Interest	The 2022 new notes will bear interest at a rate per annum equal to 5.375%. Interest on the 2022 new notes will be payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2014. Interest on the 2022 old notes was initially paid on October 1, 2013.

Optional Redemption

Prior to October 1, 2017, we may redeem some or all of the 2022 new notes at a redemption price equal to 100% of the principal amount of the 2022 new notes plus accrued and unpaid interest, if any, and liquidated damages, if any, to the applicable redemption date plus the applicable “make-whole” premium specified in “Description of 2022 New Notes—Optional Redemption.” We may redeem all or a part of the 2022 new notes at any time on or after October 1, 2017, at the redemption prices specified in “Description of 2022 New Notes—Optional Redemption.”

Before October 1, 2015, we may redeem up to 35% of the aggregate principal amount of the 2022 new notes at 105.375% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net proceeds of one or more equity offerings by the Parent Company; provided that at least 65% of the aggregate principal amount of the 2022 new notes originally issued remains outstanding after such redemption.

See “Description of 2022 New Notes—Optional Redemption.”

Change of Control	If a Change of Control Triggering Event (as defined in “Description of 2022 New Notes”) occurs, each holder of 2022 new notes will have the right to require the Company to purchase all or a portion of the 2022 new notes at 101% of the principal amount of the 2022 new notes on the date of purchase, plus any accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. See “Description of 2022 New Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Triggering Event.”

Ranking	The 2022 new notes and related guarantees will rank:

•    Effectively junior in right of payment to all of the Company’s and the guarantors’ secured debt, including the Company’s and the guarantors’ obligations under the Company’s senior secured term loan (the “Term Loan”) and revolving credit facility (the “Revolver”), to the extent of the value of the assets securing such debt;

•    Equal in right of payment with all of the Company’s and the guarantors’ existing and future unsecured and unsubordinated indebtedness, including the $23.5 million aggregate principal amount of outstanding 8% Senior Notes, $480 million aggregate principal amount of the outstanding existing 2022 notes and the 2023 new notes;

•    Except for the guarantee by the Parent Company, structurally senior, with respect to the 2022 new notes and the subsidiary guarantors (as defined herein), to any future indebtedness of the Parent Company; and

•    Senior in right of payment to all of the Company’s and the guarantors’ future subordinated indebtedness, if any.

As of September 30, 2013, the Parent Company and its consolidated subsidiaries had approximately $1.8 billion of total debt and capital lease obligations outstanding net of unamortized discounts of $19.2 million, of which approximately $544.1 million, net of discounts, is secured.

Certain Covenants	The terms of the 2022 new notes will limit the Parent Company’s and the Company’s ability and the ability of the restricted subsidiaries (as defined herein) to:

•    Incur additional debt;

•    Pay dividends and make certain investments and certain other restricted payments;

•    Engage in sale-leaseback transactions;

•    Enter into transactions with affiliates;

•    Guarantee debts;

•    Sell assets;

•    Create liens;

•    Issue or sell stock of subsidiaries; and

•    Engage in a merger, sale or consolidation.

These covenants are subject to important exceptions and qualifications, certain of which are significant. See “Description of 2022 New Notes—Certain Covenants.”

Original Issue Discount	The 2022 new notes will be treated as having been issued with original issue discount for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Certain Material U.S. Federal Tax Consequences”) will, in addition to the stated interest on the 2022 new notes, be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash. See “Certain Material U.S. Federal Tax Consequences—U.S. Holders.”

2023 New Notes:

Issuer	tw telecom holdings inc.

Parent Company	tw telecom inc.

New Notes Offered	$350 million aggregate principal amount of 6.375% Senior Notes due 2023.

Maturity	September 1, 2023.

Interest	The 2023 new notes will bear interest at a rate per annum equal to 6.375%. Interest on the 2023 new notes will be payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2014.

Optional Redemption	Prior to September 1, 2018, we may redeem some or all of the 2023 new notes at a redemption price equal to 100% of the principal amount of the 2023 new notes plus accrued and unpaid interest, if any, and liquidated damages, if any, to the applicable redemption date plus the applicable “make-whole” premium specified in “Description of 2023 New Notes—Optional Redemption.” We may redeem all or a part of the 2023 new notes at any time on or after September 1, 2018, at the redemption prices specified in “Description of 2023 New Notes—Optional Redemption.”

Before September 1, 2016, we may redeem up to 35% of the aggregate principal amount of the 2023 new notes at 106.375% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net proceeds of one or more equity offerings by the Parent Company; provided that at least 65% of the aggregate principal amount of the 2023 new notes originally issued remains outstanding after such redemption.

See “Description of 2023 New Notes—Optional Redemption.”

Change of Control	If a Change of Control Triggering Event (as defined in “Description of 2023 New Notes”) occurs, each holder of 2023 new notes will have the right to require the Company to purchase all or a portion of the 2023 new notes at 101% of the principal amount of the 2023 new notes on the date of purchase, plus any accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. See “Description of 2023 New Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Triggering Event.”

Ranking	The 2023 new notes and related guarantees will rank:

•    Effectively junior in right of payment to all of the Company’s and the guarantors’ secured debt, including the Company’s and the guarantors’ obligations under the Company’s Term Loan and Revolver, to the extent of the value of the assets securing such debt;

•    Equal in right of payment with all of the Company’s and the guarantors’ existing and future unsecured and unsubordinated indebtedness, including the $23.5 million aggregate principal amount of outstanding 8% Senior Notes, $480 million aggregate principal amount of the outstanding existing 2022 notes and the 2022 new notes;

•   Except for the guarantee by the Parent Company, structurally senior with respect to the 2023 new notes and the subsidiary guarantors (as defined herein), to any future indebtedness of the Parent Company; and

•   Senior in right of payment to all of the Company’s and the guarantors’ future subordinated indebtedness, if any.

As of September 30, 2013, the Parent Company and its consolidated subsidiaries had outstanding approximately $1.8 billion of total debt and capital lease obligations net of unamortized discounts of $19.2 million, of which approximately $544.1 million, net of discounts, is secured.

Certain Covenants	The terms of the 2023 new notes will limit the Parent Company’s and the Company’s ability and the ability of the restricted subsidiaries (as defined herein) to:

•   Incur additional debt;

•   Pay dividends and make certain investments and certain other restricted payments;

•   Engage in sale-leaseback transactions;

•   Enter into transactions with affiliates;

•   Guarantee debts;

•   Sell assets;

•   Create liens;

•   Issue or sell stock of subsidiaries; and

•   Engage in a merger, sale or consolidation.

These covenants are subject to important exceptions and qualifications, some of which are significant. See “Description of 2023 New Notes—Certain Covenants.”

New Notes Generally:

Guarantees	The Company’s obligations under the new notes will be guaranteed on a senior unsecured basis by the Parent Company and substantially all of its domestic restricted subsidiaries. If the Company cannot make any payment on the new notes, the guarantors must make the payment instead.

Use of Proceeds	We will not receive any proceeds from the exchange offers.

Resale of the New Notes	We believe that the new notes may be offered for sale, resold or otherwise transferred by holders without compliance with the registration and prospectus delivery requirements of the Securities Act. Our belief is based on interpretations by the SEC staff, as set forth in no-action letters issued to persons unrelated to us, and is conditioned upon the new notes being acquired in the ordinary course of the holders’ business and the holders having no arrangement with any person to engage in a distribution of new notes. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of new notes.

Each broker-dealer that receives new notes for its own account in the exchange offers must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. Broker-dealers that acquired old notes directly from us and not as a result of market-making activities or other trading activities may not rely on the SEC staff’s interpretations discussed above or participate in the exchange offers and must comply with the prospectus delivery requirements of the Securities Act in order to resell the old notes.

Please note that the SEC has not considered the exchange offers in the context of a no-action letter and we cannot be sure that the SEC staff would make a similar determination with respect to the exchange offers as it did in the no-action letters to the unrelated persons upon which we are relying. If any of the above conditions are not met or if our belief is not accurate, and you transfer a new note without delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Listing	The Company does not intend to apply to list the new notes on any exchange.

Governing Law	The new notes will be governed by the laws of the State of New York.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	See “Risk Factors” beginning on page 12 for a discussion of the factors you should carefully consider before deciding to participate in the exchange offers.

RISK FACTORS

You should carefully consider all of the information in this prospectus, including the following risk factors, as well as the other information included or incorporated by reference in this prospectus before tendering your old notes in the exchange offers. Certain information regarding risks relating to us are incorporated by reference from the Annual Report on Form 10-K of tw telecom inc. for the year ended December 31, 2012 and the Quarterly Report on Form 10-Q of tw telecom inc. for the quarter ended June 30, 2013.

Risks Relating to the Exchange Offers

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

If you fail to exchange your old notes for new notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of not tendering your old notes in the exchange offers, see the discussions below under the captions “The Exchange Offers — Consequences of Failure to Exchange” and “Certain U.S. Federal Income Tax Considerations.”

You must comply with the exchange offers procedures in order to receive new, freely tradable new notes.

Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of the following:

•	certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC, New York, New York, as a depository, including an agent’s message if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of old notes who would like to tender old notes in exchange for new notes should make sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act, and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreements will terminate. See “The Exchange Offers—Procedures for Tendering Old Notes” and “The Exchange Offers—Consequences of Failure to Exchange.”

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offers for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Relating to an Investment in the New Notes

Our substantial debt and debt service requirements could impair our financial condition and our ability to fulfill our obligations under our debt agreements.

As of September 30, 2013, our total long-term debt and capital lease obligations were approximately $1.8 billion and we had $100 million of undrawn capacity under the Revolver. Our level of debt may affect our operations and our ability to make payments on our outstanding indebtedness. Subject to certain covenants in the credit agreement relating to our Revolver and Term Loan and the indentures governing our 8% Senior Notes, our existing 2022 notes, the 2022 new notes and the 2023 new notes, we may incur significant additional indebtedness in the future.

Our substantial indebtedness could have material consequences. For example, it could:

•	Limit our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other corporate purposes;

•	Make us more vulnerable to the current and future economic downturns or other adverse developments than less leveraged competitors; or

•	Decrease our ability to withstand competitive pressures.

We may not be able to generate sufficient cash flows to service all of our indebtedness, including the new notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our indebtedness depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures and other strategic initiatives. We also may be forced to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the new notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including the credit agreement for our Revolver and Term Loan and the indentures that govern our 8% Senior Notes, our existing 2022 notes, the 2022 new notes and the 2023 new notes. For example, our credit agreement and the indentures that govern our 8% Senior Notes, our existing 2022 notes, the 2022 new notes and the 2023 new notes restrict, or will restrict, our ability to dispose of assets and use the proceeds from any dispositions. We may not be able to consummate those dispositions and any proceeds we receive may not be adequate to meet any debt service obligations then due. See “Description of Certain Indebtedness,” “Description of 2022 New Notes” and “Description of 2023 New Notes.”

The credit agreement governing our Revolver and Term Loan and the indentures relating to our 8% Senior Notes, the 2022 new notes and the 2023 new notes contain restrictive covenants that may limit our flexibility, and breach of those covenants could cause us to be in default under those agreements.

The credit agreement for our Revolver and Term Loan and the indentures relating to our 8% Senior Notes, our existing 2022 notes, the 2022 new notes and the 2023 new notes contain restrictive covenants that limit, and in some circumstances prohibit, our ability to, among other things:

•	Incur additional debt;

•	Pay dividends;

•	Make investments or other restricted payments;

•	Engage in sale-leaseback transactions;

•	Engage in transactions with stockholders and affiliates;

•	Guarantee debts;

•	Create liens;

•	Sell assets;

•	Issue or sell capital stock of subsidiaries; and

•	Engage in mergers and acquisitions.

These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand future economic downturns, conduct operations or otherwise take advantage of business opportunities that may arise. In addition, if we do not comply with these restrictions and financial covenants in our credit agreement that require us to maintain certain minimum financial ratios if we draw on the Revolver, the indebtedness outstanding under the credit agreement, and by reason of cross-acceleration or cross-default provisions, our 8% Senior Notes, the existing 2022 notes and the 2022 new notes and 2023 new notes and any other outstanding indebtedness we may then have, could become immediately due and payable. If we are unable to repay those amounts, our lenders or bondholders could initiate a bankruptcy or liquidation proceeding or the secured lenders could foreclose on the collateral granted to them to secure that indebtedness. If the lenders were to accelerate the repayment of outstanding indebtedness, we might not have sufficient assets to repay our indebtedness, including the new notes. In addition, the lenders under the Revolver could refuse to lend funds if we are not in compliance with our financial covenants, such as leverage and interest coverage ratios that are primarily derived from the financial measure that we define as Modified EBITDA, debt levels and expense. A lack of revenue growth, revenue losses, pricing declines or rising costs could negatively impact our Modified EBITDA margins and cause our failure to meet the minimum required ratios. Even if we meet the conditions for borrowing under the Revolver, we may be unable to draw upon the entire commitment if any of the lenders are unable to perform their obligations to advance funds due to their own financial difficulties.

The Revolver and Term Loan also include cross-default provisions under which we are deemed to be in default if we default under any of the other material outstanding obligations, such as our 8% Senior Notes, the existing 2022 notes and the new notes. In addition, each group of lenders under the Revolver and Term Loan may require a prepayment if a change of control triggering event occurs under our credit agreement.

Despite our existing indebtedness, we may still incur more debt, which could exacerbate the risks described above.

We will be able to incur substantial additional indebtedness in the future. Although covenants under the indentures governing our 8% Senior Notes, the existing 2022 notes, the 2022 new notes and 2023 new notes, and the credit agreement governing our Term Loan and Revolver will limit our ability to incur certain additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness, the risks associated with our leverage described above, including our possible inability to service our debt, including the new notes, would increase.

The new notes and related guarantees will effectively rank junior in right of payment to the Company’s and the guarantors’ secured debt.

The new notes and the related guarantees will be senior unsecured obligations of the Company and the guarantors, and will rank equal in right of payment with all of their other unsecured and unsubordinated debt from time to time outstanding, including the outstanding 8% Senior Notes and the existing 2022 notes. The new notes and the related guarantees will effectively rank junior in right of payment to the secured debt of the Company and the guarantors, including the Revolver and Term Loan, to the extent of the value of the assets securing such debt. If the Company or any guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of the Company or of such guarantor will be entitled to be paid in full from the Company’s assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the new notes or the affected guarantees. Holders of the new notes will participate ratably in the Company’s and the guarantors’ remaining assets with all holders of the Company’s and the guarantors’ unsecured indebtedness that does not rank junior to the new notes or the guarantees, including all of the Company’s and the guarantors’ other general creditors and the holders of the Company’s and the guarantors’ secured debt to the extent such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor.

As of September 30, 2013, the Company and the guarantors had approximately $1.8 billion of total debt and capital lease obligations net of unamortized discounts of $19.2 million, of which $544.1 million, net of discounts, was outstanding secured debt, and the Company had $100 million of undrawn capacity under the Revolver. The Company’s obligations under the Term Loan and Revolver are secured by all of its assets, subject to specified exclusions and exceptions. If the Company and the guarantors are unable to pay amounts due on their secured debt, the lenders could proceed against the collateral securing the debt, and the Company and the guarantors may not have enough assets left to pay their unsecured creditors, including the holders of the new notes. Although the indentures governing the new notes will contain limitations on our ability to incur additional secured indebtedness, these limitations are subject to significant exceptions.

In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes would likely receive less, ratably, than holders of secured indebtedness.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under the terms of the indentures governing the new notes, the new notes will be guaranteed by the Parent Company and certain of its domestic subsidiaries. If one of the guarantors of the new notes becomes the subject of a bankruptcy case or a lawsuit filed by unpaid creditors of any such guarantor, the guarantees entered into by these guarantors may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be avoided, or claims in respect of a guarantee could be subordinated to other obligations of a guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	Issued the applicable guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•	Received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and

•	Was insolvent or rendered insolvent by reason of such incurrence; or

•	Was engaged in a business or transaction for which the applicable guarantor’s remaining assets constituted unreasonably small capital; or

•	Intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or

•	Was a defendant in an action for money damages against such guarantor if, after final judgment, the judgment was unsatisfied.

In such event, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to the guarantor, or to a fund for the benefit of the guarantor’s creditors.

If a guarantee of a guarantor were avoided as a fraudulent conveyance or held unenforceable for any other reason, in all likelihood holders of the new notes would be creditors solely of the Company and those guarantors whose guarantees had not been avoided. The new notes then would in effect be structurally subordinated to all liabilities of the guarantor whose guarantee was avoided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	The sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•	The present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	It could not pay its debts or contingent liabilities as they become due.

We have no assurance as to what standard a court would use to determine whether or not a guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees would not be subordinated to any guarantor’s other debt.

If a court held that the guarantees should be avoided as fraudulent conveyances, the court could avoid, or hold unenforceable, the guarantees, which could mean that note holders may not receive any payments under the guarantees, and the court may direct holders of the new notes to return any amounts that they have already received from any guarantor. Furthermore, the holders of the new notes would cease to have any direct claim against the applicable guarantor. Consequently, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the new notes. Sufficient funds to repay the new notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the avoidance of a guarantee could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Each guarantee contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under fraudulent transfer law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found a savings clause provision in that case to be ineffective and held the guarantees at issue in that case to be fraudulent transfers and voided them in their entirety.

We may be unable to purchase the new notes upon a change of control triggering event.

Upon a change of control triggering event (as defined in the indentures governing the existing 2022 notes, the 2022 new notes and 2023 new notes), we are required to offer to purchase all of such senior notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. The indenture governing the existing 2022 notes defines a change of control triggering event as a change in control together with a debt ratings decline. Under the indentures governing the existing 2022 notes and the 2022 new notes, a debt ratings decline is deemed to occur when the rating of such notes decreases by one or more gradations. Under the indenture governing the 2023 new notes, a debt ratings decline is deemed to occur when the rating of the 2023 new notes decreases by one or more gradations, after which the rating is below the lower of (i) the rating of the 2023 new notes in effect immediately preceding the date of public notice of the occurrence of or intention to effect a change of control and (ii) the closing date for the 2023 new notes. If a change of control triggering event occurs, we may not have sufficient funds to pay the change of control purchase price, and we may be required to secure third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, on terms acceptable to us or at all. A change of control triggering event under the indentures also triggers the rights of the lenders to require prepayment of the Term Loan and the Revolver. Our future indebtedness may also contain restrictions on our ability to repurchase the new notes upon certain events, including transactions that would constitute a change of control under the indenture. The Company’s failure to repurchase the new notes upon a change of control triggering event would constitute an event of default under each of the indentures governing the new notes.

In recent published decisions, the Chancery Court of Delaware has raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, you may not be entitled to receive the protections of the change of control put right of the new notes in certain circumstances. See “Description of 2022 New Notes—Repurchase of Notes upon a Change of Control Triggering Event” and “Description of 2023 New Notes—Repurchase of Notes upon a Change of Control Triggering Event.” Additionally, we do not have a classified board of directors and each of our directors is elected annually. As a result, any successful proxy contest could replace our entire board of directors in one election.

An active public market may not develop or be maintained for the new notes.

The 2022 new notes and the 2023 new notes will be new issues of securities. There is no existing trading market for the 2022 new notes and the 2023 new notes. We cannot assure you that a liquid market will develop or be maintained for the new notes, that you will be able to sell your new notes at a particular time or that the prices that you receive when you sell the new notes will be favorable.

We do not intend to apply for listing or quotation of the new notes on any securities exchange or stock market. The liquidity of the new notes and the market price of the new notes will depend on a number of factors, including:

•	The number of holders of new notes;

•	Our operating performance and financial condition;

•	The market for similar securities;

•	The interest of securities dealers in making a market in the new notes; and

•	Prevailing interest rates.

Recently, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the continuing market for the new notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the new notes.

Because the 2022 old notes were issued with original issue discount, or OID, if a bankruptcy petition were filed by or against us, holders of the 2022 new notes may receive a lesser amount for their claim than they would have been entitled to receive under the 2022 new notes.

Because the 2022 old notes were issued with OID, if a bankruptcy petition were filed by or against us under applicable U.S. federal bankruptcy laws, a claim by any holder of the 2022 new notes for the principal amount of the 2022 new notes may be limited to an amount equal to the sum of:

•	The original issue price for the 2022 old notes; and

•	That portion of the OID that does not constitute “unmatured interest” for purposes of the applicable U.S. federal bankruptcy laws.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the 2022 new notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the 2022 new notes, even if sufficient funds are available.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the new notes or consummation of the exchange offers. In consideration for issuing the new notes as contemplated in this prospectus, we will receive corresponding old notes in like principal amount. The old notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness or capitalization.

SELECTED CONSOLIDATED FINANCIAL DATA

The financial information below for (i) the nine months ended September 30, 2013 and 2012 has been derived from tw telecom inc.’s unaudited condensed consolidated financial statements for such periods and (ii) each of the years in the five-year period ended December 31, 2012, and at December 31, 2012, 2011, 2010, 2009 and 2008 has been derived from tw telecom inc.’s audited consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information contained in tw telecom inc.’s financial statements, you should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference from tw telecom inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended September 30, 2013.

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(amounts in thousands except per share and operating data amounts and ratios)
Statements of Operations Data:
Revenue (1):
Data and Internet services	$627,592	$548,495	$746,297	$646,682	$547,218	$472,647	$399,928
Voice services	279,348	271,681	363,743	338,655	332,870	333,274	334,692
Network services	233,450	249,074	330,088	350,709	359,169	370,859	387,339
Intercarrier compensation	23,492	23,112	30,127	30,845	33,914	34,610	37,060

Total revenue	1,163,882	1,092,362	1,470,255	1,366,891	1,273,171	1,211,390	1,159,019

Costs and expenses:
Operating (exclusive of depreciation, amortization and accretion shown separately below) (1)(2)	489,467	458,374	617,553	571,461	528,965	503,960	491,375
Selling, general and administrative (2)	293,438	254,011	341,423	325,538	308,470	297,290	291,985
Depreciation, amortization and accretion	228,613	209,589	284,292	283,329	289,564	296,167	285,783

Total costs and expenses	1,011,518	921,974	1,243,268	1,180,328	1,126,999	1,097,417	1,069,143

Operating income	152,364	170,388	226,987	186,563	146,172	113,973	89,876
Interest expense, net	(70,861)	(64,985)	(92,964)	(87,173)	(80,344)	(83,641)	(87,028)
Debt extinguishment costs	(39,314)	(77)	(77)	—	(17,070)	—	—
Other income (loss), net	—	—	—	—	825	—	(7,767)

Income (loss) before income taxes	42,189	105,326	133,946	99,390	49,583	30,332	(4,919)
Income tax expense (benefit) (3)	21,132	45,706	57,058	41,479	(291,295)	11,921	11,491

Net income (loss)	$21,057	$59,620	$76,888	$57,911	$340,878	$18,411	$(16,410)

Basic income (loss) per share	$0.14	$0.40	$0.51	$0.39	$2.26	$0.12	$(0.11)

Diluted income (loss) per share	$0.14	$0.39	$0.50	$0.38	$2.12	$0.12	$(0.11)

Weighted average shares outstanding, basic	146,351	147,481	147,675	147,247	149,156	148,087	147,251
Weighted average shares outstanding, diluted	149,334	149,781	150,059	149,349	171,456	149,852	147,251
Comprehensive income
Net income (loss)	$21,057	$59,620	$76,888	$57,911	$340,878	$18,411	$(16,410)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on cash flow hedging activities	—	—	—	1,816	2,421	2,909	(7,147)
Unrealized gain (loss) on available for sale securities	65	45	46	32	(12)	—	—

Other comprehensive income (loss), net of tax	65	45	46	1,848	2,409	2,909	(7,147)

Comprehensive income (loss)	$21,122	$59,665	$76,934	$59,759	$343,287	$21,320	$(23,557)

Other Operating Data:
Modified EBITDA (4)(5)	$411,856	$402,294	$540,579	$497,709	$463,568	$436,658	$399,016
Modified EBITDA margin (1)(4)(5)(6)	35%	37%	37%	36%	36%	36%	34%
Net cash provided by operating activities	$330,466	$319,784	$463,676	$403,588	$385,752	$390,478	$305,520
Capital expenditures	$293,848	$243,801	$343,425	$342,731	$321,844	$274,890	$276,857
Net interest coverage ratio (7)	6.6	8.5	8.0	7.8	7.9	6.8	5.8
Ratio of earnings to fixed charges (coverage deficiency) (8)	1.5	2.2	2.1	1.9	1.5	1.3	(5,682)
Operating Data (as of the end of each period presented):
Operating networks	75	75	75	75	75	75	75
Fiber connected buildings, on-net (9)	19,648	16,919	17,948	15,438	13,230	11,598	9,422
Employees	3,327	3,087	3,147	3,051	2,975	2,870	2,844

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
Balance Sheet Data (as of the end of each period presented):
Cash and cash equivalents	$411,337	$316,800	$806,728	$353,394	$356,922	$445,907	$352,176
Investments, short-term	158,184	142,597	167,564	131,525	118,672	24,865	—
Property, plant and equipment, net	1,573,899	1,465,235	1,492,246	1,427,212	1,356,612	1,294,372	1,306,910
Total assets	2,901,305	2,693,684	3,223,737	2,708,226	2,650,954	2,328,462	2,228,822
Long-term debt and capital lease obligations, net	1,822,817	903,243	1,384,242	1,352,820	1,338,297	1,300,370	1,284,178
Total debt and capital lease obligations, net	1,830,771	1,272,647	1,759,211	1,360,553	1,345,499	1,307,939	1,291,399
Total stockholders’ equity	$711,638	$1,086,251	$1,111,939	$1,005,721	$966,641	$644,388	$594,716
Leverage ratios (10):
Gross	3.4	2.4	3.3	2.8	3.0	3.1	3.4
Net	2.3	1.6	1.5	1.8	2.0	2.1	2.6

(1)	We classify certain taxes and fees billed to customers and remitted to government authorities on a gross versus net basis in revenue and expense. The total amounts classified as revenue, primarily included in voice services, associated with such taxes and fees were approximately $61.7 million and $58.8 million for the nine months ended September 30, 2013 and 2012, respectively, and $79.8 million, $63.5 million, $51.3 million, $40.0 million and $36.9 million for the years ended December 31, 2012, 2011, 2010, 2009 and 2008, respectively. This has no impact on Modified EBITDA or net income (loss) but is dilutive to Modified EBITDA margin.
(2)	Includes the following non-cash stock-based employee compensation expense:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(amounts in thousands)
Operating	$1,656	$1,428	$1,904	$2,327	$3,261	$3,654	$3,758
Selling, general, and administrative	29,223	20,889	27,396	25,490	24,571	22,864	19,599

(3)	Includes a non-cash income tax benefit of $299.0 million for the year ended December 31, 2010 to recognize the value of tax assets.
(4)	“Modified EBITDA” is a non-GAAP financial measure and is defined by us as net income (loss) before depreciation, amortization and accretion expense, interest expense, interest income, debt extinguishment costs, other income (loss), impairment charges, income tax expense (benefit), cumulative effect of change in accounting principle, and non-cash stock-based employee compensation expense. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. Modified EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. Rather, Modified EBITDA is a measure of operating performance and liquidity that investors may consider in addition to such measures. Our management believes that Modified EBITDA is a standard measure of operating performance and liquidity that is commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because it eliminates many differences in financial, capitalization, and tax structures, as well as non-cash and non-operating charges to earnings. We believe that Modified EBITDA trends are a valuable indicator of whether our operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations, and fund capital expenditures. We currently use Modified EBITDA for these purposes. Modified EBITDA also is used internally by our management to assess ongoing operations and is a measure used to test compliance with certain covenants of our 8% Senior Notes, our existing 2022 notes, our 2022 old notes, our 2023 old notes, our Revolver and our Term Loan. The definition of EBITDA under our Revolver and our Term Loan, and the definition of Consolidated EBITDA under our 8% Senior Notes, our existing 2022 notes and the notes, differs, but not materially, from the definition of Modified EBITDA used in this table. Modified EBITDA as used in this document may not be comparable to similarly titled measures reported by other companies due to differences in accounting and disclosure policies.

(5)	The reconciliation between net income (loss) and Modified EBITDA is as follows:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(amounts in thousands)
Net income (loss)	21,057	59,620	76,888	$57,911	$340,878	$18,411	$(16,410)
Income tax expense (benefit)	21,132	45,706	57,058	41,479	(291,295)	11,921	11,491
Interest income	(548)	(281)	(793)	(545)	(608)	(360)	(6,308)
Interest expense	71,409	65,266	93,757	87,718	80,952	84,001	93,336
Debt extinguishment costs	39,314	77	77	—	17,070	—	—
Other (income) loss, net	—	—	—	—	(825)	—	7,767
Depreciation, amortization and accretion	228,613	209,589	284,292	283,329	289,564	296,167	285,783
Non-cash stock-based compensation	30,879	22,317	29,300	27,817	27,832	26,518	23,357

Modified EBITDA	$411,856	$402,294	$540,579	$497,709	$463,568	$436,658	$399,016

The reconciliation between net cash provided by operations and Modified EBITDA, as a measure of liquidity, is as follows:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(amounts in thousands)
Net cash provided by operations	330,466	319,784	$463,676	$403,588	$385,752	$390,478	$305,520
Income tax expense (benefit)	21,132	45,706	57,058	41,479	(291,295)	11,921	11,491
Deferred income taxes	(20,103)	(44,306)	(48,559)	(35,756)	293,529	(9,175)	(9,144)
Interest income	(548)	(281)	(793)	(545)	(608)	(360)	(6,308)
Interest expense	71,409	65,266	93,757	87,718	80,952	84,001	93,336
Discount on debt, amortization of deferred debt issue costs and other	(9,107)	(18,697)	(25,469)	(23,388)	(21,404)	(20,036)	(19,580)
Changes in operating assets and liabilities	18,607	34,822	909	24,613	16,642	(20,171)	23,701

Modified EBITDA	$411,856	$402,294	$540,579	$497,709	$463,568	$436,658	$399,016

(6)	Modified EBITDA margin represents Modified EBITDA as a percentage of revenue.

(7)	Our net interest coverage ratio is calculated by dividing net cash interest expense by Modified EBITDA. We believe that our net interest coverage ratio provides a measurement of our ability to cover our interest payments on our debt and capital lease obligations. For this purpose, the net cash interest expense excludes non-cash interest expense. The reconciliation between interest expense and net cash interest expense is as follows:

	Nine Months Ended
	September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(unaudited)
	(amounts in thousands)
Interest expense	71,409	65,266	$93,757	$87,718	$80,952	$84,001	$93,336
Discount on debt and amortization of deferred debt issue costs	(9,107)	(18,715)	(25,486)	(23,473)	(21,417)	(19,418)	(18,025)
Interest income	(548)	(281)	(793)	(545)	(608)	(360)	(6,308)

Net cash interest expense	$61,754	$46,270	$67,478	$63,700	$58,927	$64,223	$69,003

(8)	For purposes of computing the ratio of earnings to fixed charges (coverage deficiency), earnings were calculated by adding (i) net income (loss) before income taxes and (ii) fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest and the portion of rents representative of an interest factor.
(9)	As of the first quarter of 2011, to better reflect our reach, we modified our on-network (“on-net”) building count definition to include all locations served directly by our fiber network, including previously excluded locations without electronics and ILEC local serving offices (“LSOs”). Inclusion of these locations and LSOs resulted in the addition of approximately 1,400 and 1,200 locations to our on-net buildings from those we previously reported as of December 31, 2010 and 2009, respectively.
(10)	Our gross leverage ratio is calculated by dividing the principal amount of our total debt and capital lease obligations by Modified EBITDA. Our net leverage ratio is calculated by dividing the principal amount of our total debt and capital lease obligations less cash and cash equivalents and short-term investments by Modified EBITDA. We believe that our leverage ratios provide a measurement of our ability to cover our total debt and capital lease obligations.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers; Registration Rights Agreements

On August 26, 2013, the Company issued and sold $450 million aggregate principal amount of 5.375% Senior Notes due 2022 and $350 million aggregate principal amount of 6.375% Senior Notes due 2023 in an offering that was exempt from registration under the Securities Act pursuant to Section 4(2), Rule 144A and Regulation S thereunder. Accordingly, the old notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

As a condition to the sale of the old notes, we entered into two registration rights agreements on August 26, 2013 with the initial purchasers of the 2022 old notes and with the initial purchasers of the 2023 old notes (collectively, the “registration rights agreements”). In the registration rights agreements, we agreed to file with the SEC a registration statement under the Securities Act with respect to the new notes offered by this prospectus.

Each of the exchange offers will remain open for not less than 20 business days after the date on which notice of such exchange offers is mailed or otherwise provided to holders. For each old note surrendered to the Company in the exchange offers, the holder will receive a registered new note of equal principal amount. Interest on each registered new note will accrue from the last interest payment date on which interest was paid on the old note surrendered or, if no interest has been paid on such old note, from the date of issuance of the old notes. In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offers, or under certain other circumstances, the Company will, at its cost, use its best efforts to cause to become effective a shelf registration statement with respect to resales of the old notes by holders who satisfy certain conditions relating to the provision of information, and to keep the shelf registration statement effective until the expiration of the time period referred to in Rule 144(b) under the Securities Act, or such shorter period that will terminate when all old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or exchanged for registered new notes. The Company will, in the event of a shelf registration, provide to each holder copies of the prospectus, notify each holder when the shelf registration statement for the old notes has become effective and take certain other actions as are required to permit resales of the old notes. A holder that sells its old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the applicable registration rights agreement executed by the Company, the Parent Company and the Subsidiary Guarantors in favor of the holders relating to the old notes that are applicable to a holder (including certain indemnification obligations).

Pursuant to the registration rights agreements, we agreed to pay additional cash interest on the old notes, subject to certain exceptions,

(1)	if the Company fails to file an exchange offer registration statement for the new notes or a shelf registration statement with respect to resale of the old notes with the SEC on or prior to the 180th day after August 26, 2013,

(2)	if obligated to file the shelf registration statement as described above, the Company fails to file the shelf registration statement with the SEC on or prior to the 60th day after the date on which the obligation to file a shelf registration statement arises,

(3)	if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after August 26, 2013 (unless an event requiring the filing of a shelf registration statement in lieu of an exchange offer registration statement has occurred),

(4)	if the exchange offer for such notes is not consummated on or prior to the 300th day after August 26, 2013 or, if required in lieu thereof, the shelf registration statement has not been declared effective on or prior to the 300th day after August 26, 2013, or

(5)	after the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each event referred to in clauses (1) through (5), is referred to herein as a “Registration Default”).

If we are required to pay additional cash interest, such additional interest will accrue from, and including, the date on which the Registration Default occurs to, but excluding, the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.25% per annum for the first 90 day period following a Registration Default. The additional interest will increase by 0.25% per annum with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum additional interest of 0.50% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the old notes subject to a Registration Default. We refer to this additional interest herein as “liquidated damages.”

If the Company effects the exchange offers, it will be entitled to close the exchange offers 20 business days after its commencement; provided, however, that the Company has accepted all old notes validly surrendered in accordance with the terms of the exchange offers. Old notes not tendered in the exchange offers will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in “The Exchange Offers—Consequences of Failure to Exchange.”

Holders of old notes will be required to make certain representations to the Company (as described below) in order to participate in the exchange offers. Furthermore, holders may be required to deliver information to be used in connection with a shelf registration statement within the time periods set forth in the registration rights agreements.

To participate in the exchange offers, each holder must furnish us with written representations in the letter of transmittal that:

•	it is acquiring the new notes in the exchange offers in its ordinary course of business;

•	it has no arrangement or understanding with any person to participate in a distribution of the new notes, and if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the new notes;

•	it is not an “affiliate” of tw telecom holdings inc., as defined in Rule 405 of the Securities Act, or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act; and

•	if it is a broker-dealer, it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.” The SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to new notes, other than a resale of an unsold allotment from the original sale of the old notes, with this prospectus. Under the registration rights agreements, we are required to allow these broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes.

This summary of certain provisions of the registration rights agreements does not contain all of the information that might be important to you. The Company urges you to carefully review all the provisions of each of the registration rights agreements, which were filed as exhibits 4.3 and 4.4 to our Current Report on Form 8-K filed on August 26, 2013.

Resale of the New Notes

Based on no-action letters issued by the SEC staff to persons who are not associated with us, we believe that the new notes issued in exchange for old notes pursuant to these exchange offers will in general be freely transferable after the exchange offers without further registration under the Securities Act and without the holder’s delivery of a prospectus under the Securities Act. This presumes that the holder of the new notes makes the representations described above and, if the holder is a broker-dealer, it represents that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. However, the SEC has not considered these exchange offers in the context of a no-action letter and there can be no assurance that the SEC staff would make a similar determination with respect to these exchange offers as it made in the no-action letters to the unrelated persons. If any of the representations made by a holder in a letter of transmittal (as described above) are not true, or if our belief is not accurate, and the holder transfers a new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any holder of new notes against, such liability.

Any holder that is an affiliate of ours or that tenders in the exchange offers for the purpose of participating in a distribution of the new notes will not be allowed to rely on the above SEC staff interpretation and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Holders of old notes wishing to accept the exchange offers must complete and sign the letter of transmittal that will be mailed to each holder of the old notes. The letter of transmittal contains the required representations described above and an agreement to comply with the agreements and covenants set forth in the applicable registration rights agreement.

This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. A broker-dealer that signs a letter of transmittal and delivers a prospectus to purchasers in connection with resales may be deemed to be an “underwriter” within the meaning of the Securities Act; however, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offers. The date of acceptance for exchange of the old notes and completion of the exchange offers is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offers. Old notes may be tendered only in integral multiples of $1,000. The new notes will be delivered on the earliest practicable date following the exchange date.

The form and terms of the new notes will be substantially identical to the form and terms of the old notes, except the new notes:

•	will be registered under the Securities Act and hence the new notes will not bear legends restricting their transfer;

•	holders of the new notes will not be entitled to most rights under the registration rights agreement applicable to the old notes tendered; and

•	holders of the new notes will not be entitled to additional interest in certain situations.

The 2022 new notes and the 2023 new notes will evidence the same debt as the respective old notes. The 2022 new notes and the 2023 new notes will each be issued under and entitled to the benefits of the same indenture that authorized the issuance of the respective old notes. Consequently, the 2022 old notes and the 2022 new notes will be treated as a single series of debt securities under the 2022 indenture, and the 2023 old notes and the 2023 new notes will be treated as a single series of debt securities under the 2023 indenture. For a description of the indentures governing the 2022 new notes and 2023 new notes, see “Description of 2022 Notes” and “Description of 2023 Notes.”

Neither of the exchange offers is conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $450 million aggregate principal amount of the 2022 old notes and $350 million aggregate principal amount of the 2023 old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the old notes. There will be no fixed record date for determining registered holders of the old notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Old notes that are not exchanged in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indentures relating to the old notes and the new notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of old notes who surrender them in the exchange offers for the purposes of receiving the new notes from us and delivering the new notes to their holders. The exchange agent will make the exchange promptly on the date of acceptance for exchange of the old notes. This exchange date will be the first business day following the expiration date unless it is extended as described in this prospectus. We expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions of the Exchange Offers.”

Holders who tender old notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offers.

Period for Tendering Old Notes

The exchange offers will expire at 5:00 p.m., New York City time, on             , 2014. The exchange offers can be extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offers are extended.

In order to extend the exchange offers, we will notify the exchange agent orally, confirmed in writing, or in writing of any extension. We will notify the registered holders of old notes by public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offers.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. During an extension, all old notes previously tendered will remain subject to the exchange offer for such notes, and we may accept them for exchange upon expiration of the exchange offer for such notes, unless validly withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offers.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offers, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions of the Exchange Offers

Despite any other term of the exchange offers, we will not be required to accept for exchange any old notes and we may terminate or amend the exchange offers as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

•	the new notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offers, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the SEC staff ;

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that would reasonably be expected to impair our ability to proceed with the exchange offers;

•	any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indentures governing the new notes under the Trust Indenture Act;

•	any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations, or results of operations that, when taken as a whole, is or may be adverse to us; or

•	any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offers.

We will not be obligated to accept for exchange the old notes of any holder that has not made to us:

•	the representations described under the captions “—Purpose and Effect of the Exchange Offers; Registration Rights Agreements,” “—Procedures for Tendering Old Notes” and “Plan of Distribution”; and

•	any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offers and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. By public announcement we will give written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we amend the exchange offers in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement.

These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

We will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

Procedures for Tendering Old Notes

Only a holder of record of old notes may tender old notes in the exchange offers. To tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile, together with all other documents required by such letter of transmittal, to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive, before expiration of the exchange offers, the tendered old notes along with the letter of transmittal;

•	the exchange agent must receive, before expiration of the exchange offers, a properly transmitted agent’s message or a timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption “—Exchange Agent” before expiration of the exchange offers. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption “—Exchange Agent.”

The tender by a holder that is not withdrawn before expiration of the exchange offers will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the old notes held by such holder, such tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE HOLDER’S ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE EXPIRATION OF THE EXCHANGE OFFERS. HOLDERS SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in the owner’s name; or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Rule 17Ad-15 under the Exchange Act describes eligible guarantor institutions as banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offers electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against the participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation that old notes have been transferred into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the old notes from the exchange offices listed under the caption “—Exchange Agent.” By signing the letter of transmittal, each tendering holder of old notes will represent to us that, among other things:

•	the holder has full power and authority to tender, sell, assign and transfer the old notes and to acquire the new notes issuable upon the exchange of the tendered old notes, and when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim;

•	any new notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	if the holder is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the new notes;

•	if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus, as required by law, in connection with any resale of those new notes (see “Plan of Distribution”); and

•	the holder is not an “affiliate” as defined in Rule 405 of the Securities Act, of us or if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfers

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offers promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry transfer of their old notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program before expiration of the exchange offers may tender if:

•	the tender is made through an eligible guarantor institution;

•	before expiration of the exchange offers, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

•	stating that the tender is being made by guaranteed delivery; and

•	guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offers, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offers.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offers.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption “—Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

•	where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, those old notes will be credited to an account maintained with DTC for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn old notes by following one of the procedures described under the caption “—Procedures for Tendering Old Notes” above at any time on or before expiration of the exchange offers.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under the caption “—Exchange Agent.”

Exchange Agent

Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or
By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the cash expenses we will incur in connection with the exchange offers.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange offers. The expenses of the exchange offers will be amortized over the term of the new notes.

Transfer Taxes

Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct the Company to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.

Regulatory Matters

We are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offers.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offers.

Consequences of Failure to Exchange

Participation in the exchange offers is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See “Certain U.S. Federal Income Tax Considerations.”

The old notes that are not exchanged for the new notes in the exchange offers will remain restricted securities. Accordingly, those old notes may only be transferred:

•	to the Company or any of its affiliated companies,

•	to a person whom the seller reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act,

•	in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act,

•	in a transaction meeting the requirements of Rule 144 under the Securities Act,

•	in accordance with another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel acceptable to the Company, or

•	pursuant to an effective registration statement, and, in each case,

in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. In addition, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreements will terminate.

DESCRIPTION OF 2022 NEW NOTES

The 2022 old notes were issued under an indenture dated as of August 26, 2013, among the Company, the Parent Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee.

The following is a summary of the terms of the 2022 new notes. The form and terms of the 2022 new notes are identical in all material respects to those of the 2022 old notes except that the 2022 new notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 2022 old notes do not apply to the 2022 new notes. The 2022 new notes will evidence the same aggregate debt as the 2022 old notes and will be governed by the same indenture. Furthermore, defined terms used in this section apply only to this “Description of 2022 New Notes” and not to the “Description of 2023 Notes” found in another section of this prospectus or, unless otherwise indicated, to any other section of this prospectus. In particular, the term “notes” as used in this section refers to the new 5.375% Senior Notes due 2022 to be issued in exchange for the 2022 old notes in the exchange offers, and does not also refer to the existing 2022 notes, the 2022 old notes, the 2023 old notes or the 2023 new notes, and the term “indenture” as used in this section refers only to the indenture that governs the 2022 new notes identified above, and does not also refer to the separate indenture that governs the 2023 new notes described elsewhere in this prospectus. We refer to the 2022 old notes and 2022 new notes, collectively, as the “2022 notes.”

The 2022 new notes will not be fungible with the existing 2022 notes, which we previously issued pursuant to a registered exchange offer on January 15, 2013, for U.S. federal income tax purposes. As a result, the 2022 new notes will be issued under the 2022 indenture rather than under the indenture governing the existing 2022 notes, dated as of October 2, 2012, among the Company, tw telecom inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and the 2022 new notes will not be treated as part of the same class as the existing 2022 notes for any purpose.

The following description is only a summary of the material provisions of the indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. Whenever particular defined terms of the indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. We urge you to read the indenture because it, not this description, defines your rights as holders of the notes. The indenture is filed as exhibit 4.1 to our Current Report on Form 8-K dated August 26, 2013. You also may request copies of the indenture at the address set forth under the heading “Where You Can Find More Information.”

General—Principal, Maturity and Interest

The Company issued $450 million aggregate principal amount of 2022 old notes in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and in compliance with Rule 144A and Regulation S promulgated thereunder. The notes will mature on October 1, 2022.

Interest on the notes will accrue at the rate of 5.375% per annum. Interest on the notes will be payable semi-annually (to holders of record at the close of business on the March 15 or September 15 immediately preceding the interest payment date) on April 1 and October 1 of each year. The first interest payment date on the notes was October 1, 2013 and included accrued interest from April 1, 2013, the first day of the current interest period for the existing 2022 notes. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple of $1,000 in excess thereof. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

The Company may, subject to the covenants described below under “—Certain Covenants” and applicable law, issue additional notes under the indenture in an unlimited aggregate principal amount. The 2022 new notes (excluding, for the avoidance of doubt, the existing 2022 notes and the 2023 notes), any 2022 old notes not tendered or accepted in the exchange offers and any additional notes issued under the indenture in the future will be treated as a single class for all purposes under the indenture.

Subsidiary Guarantees

All obligations of the Company under the indenture (including, without limitation, the Company’s obligations to make payments of principal, interest, premium, if any, and liquidated damages described under “The Exchange Offers—Purpose and Effect of the Exchange Offers; Registration Rights Agreement,” if any) with respect to the notes will be guaranteed by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding note from time to time. Under the indenture, any amount received by the trustee through the enforcement of any Subsidiary Guarantee will be applied to all outstanding obligations in respect of principal, interest, premium, if any, and liquidated damages, if any, then owing on the notes.

The Subsidiary Guarantees with respect to the notes will be:

•	The joint and several, unsecured obligations of each Subsidiary Guarantor;

•	Effectively junior in right of payment to all existing and future secured debt of each Subsidiary Guarantor (including such Subsidiary Guarantor’s guarantee of all Priority Lien Obligations), to the extent of the value of the assets securing these obligations;

•	Senior in right of payment to all future subordinated Indebtedness of such Subsidiary Guarantor, if any; and

•	Equal in right of payment with all existing and future unsubordinated Indebtedness of such Subsidiary Guarantor.

If:

(1) the Company, the Parent Company and their Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity; or

(2) a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See “—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets.” If at any time following the Closing Date the Subsidiary Guarantors have paid, pursuant to enforcement by the trustee of any Subsidiary Guarantees, the aggregate principal amount of, and accrued and unpaid interest, premium (if any) and liquidated damages (if any) under, the notes then outstanding and any other amounts due under the indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees with respect to the indenture.

The indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to an Investment in the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.”

Parent Guarantee

All obligations of the Company under the indenture (including, without limitation, the Company’s obligations to make payments of principal, interest, premium, if any, and liquidated damages, if any) with respect to the notes will be guaranteed by the Parent Company (the “Parent Guarantee”) for the ratable benefit of each holder of any outstanding note from time to time. Under the indenture, any amount received by the trustee through the enforcement of the Parent Guarantee will be applied to all outstanding obligations in respect of principal, interest, premium, if any, and liquidated damages, if any, then owing on the notes.

The Parent Guarantee with respect to the notes will be:

•	The unsecured obligation of the Parent Company;

•	Effectively junior in right of payment to all existing and future secured debt of the Parent Company (including the Parent Company’s guarantee of all Priority Lien Obligations), to the extent of the value of the assets securing these obligations;

•	Senior in right of payment to all existing and future subordinated Indebtedness of the Parent Company, if any; and

•	Equal in right of payment with all existing and future unsubordinated Indebtedness of the Parent Company.

The indenture provides that the obligations of the Parent Company under the Parent Guarantee will be limited to the maximum amount as will result in the obligations of the Parent Company under the Parent Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to an Investment in the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.”

Optional Redemption

On or after October 1, 2017 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, and liquidated damages, if any, to the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on October 1 of the following years:

Year	Redemption Price
2017	102.688%
2018	101.792%
2019	100.896%
2020 and thereafter	100.000%

In addition, prior to October 1, 2015, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes (including additional notes issued after the Closing Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent Company at a redemption price of 105.375% of their principal amount, plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of redemption; provided, however,

•	that notes representing at least 65% of the principal amount of the notes (including additional notes issued after the Closing Date, if any) originally issued remain outstanding immediately after each such redemption; and

•	that notice of each such redemption is mailed within 90 days after the closing of the related equity offering.

The Company is entitled at its option to redeem the notes, in whole or in part, at any time prior to October 1, 2017 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, and liquidated damages, if any, to the applicable redemption date.

Partial Redemptions of Notes. In the case of any partial redemption of the notes, and the notes are Global Notes, they will be selected for redemption in accordance with DTC procedures. If the notes are not Global Notes, the trustee will select the notes for redemption:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

•	if the notes are not listed, by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate. However, no note of $1,000 or less, in original principal amount, will be redeemed in part.

If any note is to be redeemed in part, the notice of redemption relating to that note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder upon cancellation of the original note.

Sinking Fund

There will be no sinking fund payments for the notes.

Ranking of Notes

The notes rank:

•	effectively junior to all of the Company’s existing and future secured debt, including the Company’s obligations under the Company’s senior secured credit facility, to the extent of the value of the assets securing such debt;

•	equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated Indebtedness;

•	structurally senior to any future Indebtedness of the Parent Company; and

•	senior in right of payment to all of the Company’s future subordinated Indebtedness, if any.

As of September 30, 2013, the Company and its subsidiaries had approximately $1.8 billion of total debt and capital lease obligations net of unamortized discounts of $19.2 million, of which $544.1 million, net of discounts, was outstanding secured debt. Additionally, the Company has $100 million of borrowings available under the revolving portion of its senior secured credit facility, subject to certain conditions. The senior secured credit facility is included in Priority Lien Debt. The notes will be effectively subordinated to any Indebtedness under the senior secured credit facility to the extent of the value of the assets subject to such security interests.

Certain Covenants

Suspension of Covenants

Following the first day (the “Suspension Date”) that:

(1)	The notes have an Investment Grade Rating from both of the Rating Agencies, and

(2)	No Default has occurred and is continuing under the indenture,

the Parent Company, the Company and the other Restricted Subsidiaries will not be subject to the provisions of the indenture summarized below under:

(A)	“Limitation on Indebtedness”,

(B)	“Limitation on Restricted Payments”,

(C)	“Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”,

(D)	“Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries”,

(E)	“Limitation on Issuances of Guarantees by Restricted Subsidiaries”,

(F)	“Limitation on Transactions with Shareholders and Affiliates”,

(G)	“Limitation on Sale-Leaseback Transactions”,

(H)	“Limitation on Asset Sales”, and

(I)	clause (3) of the first paragraph under “Consolidation, Merger and Sale of Assets”,

(collectively, the “Suspended Covenants”). In addition, the Subsidiary Guarantees of the Subsidiary Guarantors will also be suspended as of the Suspension Date. In the event that the Parent Company, the Company and the other Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Parent Company, the Company and the other Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. The Company will notify the trustee of the occurrence of any Suspension Date or Reversion Date.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of the covenant described under “Limitation on Indebtedness”, such Indebtedness will be deemed to have been outstanding on the Reference Closing Date, so that it is classified as permitted under clause (13) of the second paragraph of the covenant described under “Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “Limitation on Restricted Payments” will be made as though such covenant had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Consolidated EBITDA and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause of the covenant described under “Limitation on Restricted Payments” shall be excluded in determining the amount of Restricted Payments available to be made following the Reversion Date). For purposes of determining compliance with the second paragraph of the covenant described under “Limitation on Asset Sales”, on the Reversion Date, the Net Cash Proceeds from all Asset Sales not applied in accordance with such covenant will be deemed to be reset to zero.

Limitation on Indebtedness

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Parent Company, the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (A) in the case of the Parent Company Incurring Indebtedness, the Consolidated Leverage Ratio of the Parent Company would be greater than zero and less than 6.0:1, and (B) in the case of the Company or a Subsidiary Guarantor Incurring Indebtedness, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 4.5:1.

Notwithstanding the foregoing, the Parent Company, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness Incurred under Credit Agreements (including, for avoidance of doubt, refinancings, successive refinancings and replacements) outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $900 million and (B) the product of 4.0 times the aggregate amount of Consolidated EBITDA for the Parent Company and its consolidated Restricted Subsidiaries for the then most recent four fiscal quarters for which the Parent Company’s financial statements have been filed with the SEC or provided to the trustee or posted pursuant to the “SEC Reports and Reports to Holders” covenant (with Consolidated EBITDA being determined on a pro forma basis calculated in a manner consistent with the calculation thereof for purposes of the definition of Consolidated Leverage Ratio);

(2) Indebtedness owed:

(A) to the Parent Company or the Company evidenced by a promissory note; or

(B) to any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent Company, the Company or another Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund (including, for avoidance of doubt, repurchases upon consummation of a tender offer for), Indebtedness Incurred under (i) clause (1) of this paragraph to the extent, and solely to the extent, of the excess, if any, of (a) the aggregate amount of Indebtedness Incurred pursuant to clause (1) and outstanding immediately prior to such refinancing or refunding over (b) the maximum amount of Indebtedness that could be Incurred pursuant to clause (1) (disregarding, for purposes of this determination, Indebtedness that is outstanding under clause (1)) immediately prior to such refinancing or refunding, or (ii) the first paragraph of this covenant, this clause (3) or clause (5), (8), (9), (12) or (13) of this paragraph, in each case in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that (x) to the extent such refinancing Indebtedness directly or indirectly refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (8) of this paragraph, such refinancing Indebtedness shall be Incurred only by such Subsidiary, and (y) Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the notes shall only be permitted under this clause (3) if:

(A) in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the notes, the Parent Guarantee or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable;

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated to the notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable; and

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may (i) the Parent Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3) or (ii) the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4) Indebtedness:

(A) in respect of performance, surety or appeal bonds provided in the ordinary course of business;

(B) under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements:

(i) are designed solely to protect the Company, the Parent Company or the Restricted Subsidiaries of either against fluctuations in foreign currency exchange rates or interest rates; and

(ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s or the Parent Company’s obligations or those of any of the Restricted Subsidiaries of either pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of

Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company, the Parent Company or any Restricted Subsidiary, as applicable, in connection with such disposition;

(5) the Indebtedness of the Company or the Parent Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:

(A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B) deposited to defease the notes as described below under “Defeasance”;

(6) Guarantees of the notes (including the Parent Guarantee and the Subsidiary Guarantees) and Guarantees of Indebtedness of the Parent Company or the Company by the Parent Company, the Company or any Restricted Subsidiary; provided that the Guarantee by any Restricted Subsidiary of such Indebtedness (other than the notes) is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant;

(7) Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Parent Company, the Company or a Restricted Subsidiary after the Reference Closing Date; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $200 million;

(8) Acquired Indebtedness; provided, however, that on the date on which the applicable Person becomes a Restricted Subsidiary or on which the applicable Indebtedness is assumed in connection with an Asset Acquisition, and after giving effect to the Incurrence of such Indebtedness, both the Parent Company and the Company would have been able to Incur at least $1.00 of Indebtedness under the first paragraph of this covenant;

(9) Strategic Subordinated Indebtedness;

(10) Indebtedness or related obligations of the Parent Company, the Company or any Subsidiary Guarantor under (A) Currency Agreements, Interest Rate Agreements or cash management or similar treasury or custodial arrangements with any Lender or any affiliate of such Lender or (B) Currency Agreements, Interest Rate Agreements (up to a maximum of $50 million at any one time outstanding measured by termination value) or cash management or similar treasury or custodial arrangements with any Person that is not a Lender or an affiliate of any Lender;

(11) the Parent Company’s or the Company’s subordinated Indebtedness (in addition to Indebtedness permitted under clauses (1) through (10) above and clauses (13) and (14) below) in an aggregate principal amount outstanding at any time not to exceed $200 million;

(12) the existing 2022 notes issued on the Reference Closing Date, and any notes exchanged therefor under the terms of the existing 2022 indenture;

(13) any Indebtedness existing on the Reference Closing Date (other than Indebtedness described in clause (1), (2), (6) or (12) above); and

(14) other Indebtedness (in addition to Indebtedness permitted under clauses (1) through (13) above) in an aggregate principal amount outstanding at any time not to exceed $150 million.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent Company, the Company or a Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant:

(x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

(y) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Parent Company or the Company, as applicable, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, and from time to time may reclassify such item of Indebtedness to the extent that such reclassified Indebtedness could be Incurred at the time of such reclassification pursuant to the clause or clauses into which such

Indebtedness is reclassified; provided, however, that Indebtedness outstanding on the Reference Closing Date under the Credit Agreement will be treated as Incurred on the Reference Closing Date under clause (1) above and may not subsequently be reclassified. Notwithstanding the foregoing, all Indebtedness that was Incurred since the Reference Closing Date and on or prior to the Closing Date (including the notes and the 2023 notes) shall be permitted by this “Limitation on Indebtedness” covenant and shall be classified as having been Incurred under the clauses above that correspond to the analogous clauses in the existing 2022 indenture under which such Indebtedness was Incurred.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto will be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided, however, that:

(1) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Reference Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Reference Closing Date; and

(2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses).

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Neither the Company nor the Parent Company nor any Subsidiary Guarantor will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the notes, the Parent Guarantee or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company, the Parent Company or any Restricted Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A) the Parent Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock but excluding, for avoidance of doubt, Indebtedness convertible into Capital Stock) held by any Person; or

(B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock but excluding, for avoidance of doubt, Indebtedness convertible into Capital Stock) held by any Affiliate of the Parent Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Parent Company’s Capital Stock;

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee (it being understood, for avoidance of doubt, that this clause (3) shall not limit any voluntary or optional principal payment, or voluntary or optional redemption, purchase, defeasance, or other acquisition or retirement for value, of the Convertible Debentures); or

(4) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Parent Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) made after the Original High Yield Closing Date shall exceed the sum of:

(i) the amount by which Consolidated EBITDA of the Parent Company exceeds 150% of Consolidated Interest Expense of the Parent Company, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Original High Yield Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant; plus

(ii) the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Parent Company or the Company after the Original High Yield Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not the Parent Company’s or the Company’s Subsidiary, including an issuance or sale permitted by the indenture of Indebtedness of the Parent Company or the Company for cash subsequent to the Original High Yield Closing Date upon the conversion of such Indebtedness into the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not the Parent Company’s or the Company’s Subsidiary of any options, warrants or other rights to acquire Capital Stock of the Parent Company or the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), in each case, except to the extent such Net Cash Proceeds and non-cash proceeds are used to make Restricted Payments after the Reference Closing Date pursuant to clause (3), (4), (6) or (7) below or the analogous clauses of the existing 2022 indenture; plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments or Investments made pursuant to clause (6) below or the analogous clause of the existing 2022 indenture) after the Reference Closing Date in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent Company, the Company or any Restricted Subsidiary after the Reference Closing Date or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) after the Reference Closing Date, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) after the Reference Closing Date (including, in the case of any redesignation occurring after the Reference Closing Date and prior to the Closing Date, any redesignations of “Unrestricted Subsidiaries” as “Restricted Subsidiaries” under and as defined in the existing 2022 indenture), not to exceed, in each case, the amount of Investments previously made by the Parent Company, the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2) the redemption, purchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) or (11) of the second paragraph of the “Limitation on Indebtedness” covenant;

(3) the repurchase, redemption or other acquisition of the Parent Company’s Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Parent Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such proceeds are used to make Restricted Payments after the Reference Closing Date pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (4), (6) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant, or the analogous clauses of the existing 2022 indenture;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Parent Company or the Company, as applicable (or options, warrants or other rights to acquire such Capital Stock), except to the extent such proceeds are used to make Restricted Payments after the Reference Closing Date pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (6) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant, or the analogous clauses of the existing 2022 indenture;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the Parent Company’s or the Company’s property and assets;

(6) Investments that are not Permitted Investments in an amount that does not exceed, in the aggregate with all other Investments made after the Reference Closing Date pursuant to this clause (6) or the analogous clause of the existing 2022 indenture and then outstanding, the sum of:

(A) $20 million, plus

(B) the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Parent Company or the Company after the Original High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments after the Reference Closing Date pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (4) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant, or the analogous clauses of the existing 2022 indenture, plus

(C) the net reduction in Investments made after the Reference Closing Date pursuant to this clause (6) or the analogous clauses of the existing 2022 indenture resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Parent Company or the Company (except to the extent such acquired property has been used to make Restricted Payments after the Reference Closing Date pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (4) or (6) of this paragraph, of this “Limitation on Restricted Payments” covenant, or the analogous clauses of the existing 2022 indenture);

(8) other Restricted Payments made after the Reference Closing Date pursuant to this clause (8) or the analogous clause of the existing 2022 indenture in an aggregate amount not to exceed $50 million; and

(9) the repurchase, redemption or other acquisition of the Parent Company’s or the Company’s Capital Stock (or options, warrants, or other rights to acquire such Capital Stock) from Persons who are or were formerly the Parent Company’s or the Company’s directors, officers or employees or those of its Restricted Subsidiaries, provided, however, that the aggregate amount of all such repurchases made after the Reference Closing Date in any calendar year pursuant to this clause (9) or the analogous clause of the existing 2022 indenture shall not exceed $5 million, and provided, further that any shares of the Parent Company’s Capital Stock that are acquired in connection with forfeitures, net share settlements or similar arrangements under the Parent Company’s stock plan or other employee benefit plan shall be disregarded for purposes of the foregoing $5 million limit;

provided further, however, that except in the case of clauses (1) and (3) of this paragraph no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (6) or (7) thereof) shall be included in calculating whether the conditions of clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) shall be excluded in calculating whether the conditions of clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Parent Company’s or the Company’s Capital Stock are used for the redemption, purchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, purchase or other acquisition of Indebtedness. We estimate that as of September 30, 2013, the maximum amount permitted under clause (4)(C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant would be approximately $2.87 billion.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any Restricted Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Reference Closing Date or any other agreements in effect on the Reference Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary after the Reference Closing Date, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such extensions, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the Company’s property or assets or those of a Restricted Subsidiary not otherwise prohibited by the indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the Company’s property or assets or those of a Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

(6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction either:

(i) applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii) is contained in a Credit Agreement;

(B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company); and

(C) the Company determines on the date of the Incurrence of such Indebtedness (or on the Closing Date in the case of any Indebtedness Incurred after the Reference Closing Date and on or prior to the Closing Date) that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from:

(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant; or

(2) restricting the sale or other disposition of the Company’s property or assets or those of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or that of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Parent Company and the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Parent Company, the Company or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; or

(4) issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the “Limitation on Asset Sales” covenant described below.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Parent Company and the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any of the Parent Company’s Indebtedness which is pari passu with or subordinate in right of payment to the Parent Guarantee or to Guarantee any of the Company’s Indebtedness which is pari passu with or subordinate in right of payment to the notes (any such Indebtedness being the “Guaranteed Indebtedness”), unless:

(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent Company or the Company, as applicable, or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and

(3) if the Guaranteed Indebtedness is Indebtedness of the Parent Company, the Company would have been permitted to Incur such Guaranteed Indebtedness pursuant to clause (B) of the first paragraph of the “Limitation on Indebtedness” covenant.

If the Guaranteed Indebtedness is:

(A) pari passu with the notes or the Parent Guarantee, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee; or

(B) subordinated to the notes or the Parent Guarantee, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes or the Parent Guarantee, as applicable.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person not an Affiliate of the Parent Company or the Company, of all of the Parent Company’s, the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture); or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any of the Parent Company’s or the Company’s Affiliates, unless:

(1) the terms of such transaction are fair and reasonable and no less favorable to the Parent Company, the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Related Person or an Affiliate;

(2) if such transaction involves an amount in excess of $25 million, a majority of the disinterested members of the Board of Directors has determined in good faith that the criteria set forth in clause (1) are satisfied and have approved such transaction; and

(3) if such transaction involves an amount in excess of $75 million, the Parent Company, the Company or a Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Parent Company, the Company or such Restricted Subsidiary from a financial point of view. Such nationally recognized investment banking firm may have other relationships with the Parent Company, the Company, such Restricted Subsidiary or any affiliate thereof.

The foregoing limitation does not limit and shall not apply to:

(1) any transaction solely between the Parent Company or the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(2) the payment of customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent Company, the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(3) any transaction (i) with respect to the lease, sharing or other use of conduit, cable, fiber lines or facilities, equipment, transmission or network capacity, right-of-way or other access rights, between the Parent Company, the Company or any Restricted Subsidiary and any other Person or (ii) between the Parent Company, the Company or any Restricted Subsidiary and customers, clients, suppliers, lessors or purchasers or sellers of goods or services, in each case with respect to transactions under this clause (ii) in the ordinary course of business and otherwise in compliance with the terms of the indenture; provided, however, that such transaction is on terms that:

(A) if applicable, are consistent with the past practices of the Parent Company, the Company or such Restricted Subsidiary; and

(B) are no less favorable, taken as a whole, to the Parent Company, the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Parent Company, the Company or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Parent Company or the Company, as applicable, has determined to be fair to the Parent Company or the Company or the relevant Restricted Subsidiary); or

(4) any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant.

Limitation on Liens

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary except Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Parent Company, the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Parent Company, the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of five years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely between the Parent Company or the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(4) the Parent Company, the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the “Limitation on Asset Sales” covenant; or

(5) such sale-leaseback transaction involves the sale and leaseback of the Parent Company’s headquarters and assets appurtenant thereto.

Limitation on Asset Sales

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1) the consideration received by the Parent Company, the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Parent Company (other than Indebtedness that is subordinated to the Parent Guarantee), the Company (other than Indebtedness that is subordinated to the notes) or a Restricted Subsidiary (other than Indebtedness that is subordinated to the relevant Subsidiary Guarantee) and unconditional release of the Parent Company, the Company or the Restricted Subsidiary from all liability on the Indebtedness assumed; provided, however, that this clause shall not apply to the lease, sharing, assignment or other use of conduit, cable, fiber lines or facilities, rights of way or other access rights or the assignment of transmission or network capacity.

In the event and to the extent that the Net Cash Proceeds received by the Parent Company, the Company or any Restricted Subsidiary from one or more Asset Sales occurring on or after the Reference Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Parent Company and its Subsidiaries has been filed with the SEC pursuant to the provisions under “—SEC Reports and Reports to Holders”), then the Parent Company and the Company shall or shall cause the relevant Restricted Subsidiary to:

(1) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

(A) apply an amount equal to such excess Net Cash Proceeds less any amounts invested within 6 months prior to such Asset Sale in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Parent Company, the Company and its Restricted Subsidiaries on the date of such Asset Sale (the “Adjusted Net Cash Proceeds”) to permanently repay the Parent Company’s or the Company’s unsubordinated Indebtedness or that of any Restricted Subsidiary providing a Subsidiary Guarantee, in each case owing to a Person other than the Parent Company, the Company or any Restricted Subsidiaries; or

(B) invest an equal amount, or the amount of Adjusted Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Parent Company, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Adjusted Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”.

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant (or, after the Reference Closing Date and prior to the Closing Date, the analogous covenant in the existing 2022 indenture) totals at least $100 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders and, to the extent outstanding, the holders of the existing 2022 notes on a pro rata basis an aggregate principal amount of notes and existing 2022 notes, if applicable, and, to the extent permitted or required by the terms thereof, any other of the Company’s or the Parent Company’s Indebtedness that is pari passu with the notes or the Parent Guarantee, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes, the existing 2022 notes, if applicable, and such other Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes, existing 2022 notes and other pari passu Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the trustee will select the notes, the existing 2022 notes and such other pari passu Indebtedness to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Future Subsidiary Guarantors

The indenture will require that the Company and the Parent Company cause each Person that becomes a Domestic Restricted Subsidiary of the Company or the Parent Company following the Closing Date (and is eligible to be a Subsidiary Guarantor) and any other entity that Guarantees any Indebtedness of the Company or the Parent Company or any Domestic Restricted Subsidiaries of the Company or the Parent Company to execute and deliver to the trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or other entity shall guarantee the payment and performance of the notes at the time such Person becomes a Domestic Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Repurchase of Notes upon a Change of Control Triggering Event

The Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest and liquidated damages (if any) to the Payment Date. The Company will provide notice of a Change of Control Triggering Event to each holder, with a copy to the trustee.

The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control Triggering Event to make any debt payment (including repurchases of the notes) required by the foregoing covenant (as well as may be contained in the Company’s other securities which might be outstanding at the time).

The above covenant requiring the Company to repurchase the notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

Whether or not the Parent Company is then required to file reports with the SEC, the Parent Company will file with the SEC all reports and other information that it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Parent Company will supply the trustee and each holder, without cost to any holder, copies of the reports and other information or post such reports and other information on the Parent Company’s primary website.

Events of Default

The following events are defined as “Events of Default” in the indenture with respect to the notes:

(1) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of such indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent Company, the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes upon a Change of Control Triggering Event” covenant;

(4) the Company or the Parent Company defaults in the performance of or breaches any other covenant or agreement of the Company or the Parent Company, as applicable, in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Parent Company, the Company or any Significant Subsidiary having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $70 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent Company, the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $70 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for

(A) relief in respect of the Parent Company, the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Company, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent Company, the Company or any Significant Subsidiary; or

(C) the winding up or liquidation of the affairs of the Parent Company, the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8) the Parent Company, the Company or any Significant Subsidiary

(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Company, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent Company, the Company or any Significant Subsidiary; or

(C) effects any general assignment for the benefit of creditors; or

(9)(a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (b) the Parent Guarantee ceases to be in full force and effect or the Parent Company denies or disaffirms its obligations under the Parent Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Parent Company, the Company or a Significant Subsidiary) occurs and is continuing under the indenture, the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Company (and to the trustee if such notice is given by the holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent Company, the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Parent Company, the Company or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee pursuant to the indenture. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such notes.

A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1) the holder gives the trustee written notice of a continuing Event of Default;

(2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture will require certain of the Company’s, the Parent Company’s and each Subsidiary Guarantor’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of each of the Parent Company, the Company and the Restricted Subsidiaries and their performance under the indenture and that the Parent Company, the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

Neither the Company nor the Parent Company will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or the Parent Company, as applicable, unless:

(1) the Company or the Parent Company, as applicable, shall be the continuing Person, or the Person (if other than the Company or the Parent Company, as applicable) formed by such consolidation or into which the Company or the Parent Company, as applicable, is merged or that acquired or leased its property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the trustee, all of its obligations on all of the notes or the Parent Guarantee, as applicable, and under the indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company or the Parent Company, as applicable, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to:

(A) a consolidation, merger or sale of all (but not less than all) of the Company’s assets or the Parent Company’s assets, as applicable, if all of the Liens and Indebtedness of the Company or the Parent Company, as applicable, or of any Person becoming the successor obligor on the notes, as the case may be, and their Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than the Liens and Indebtedness of the Company or the Parent Company, as applicable, and their Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the indenture or

(B) a consolidation, merger or sale of all or substantially all of the Company’s assets or the Parent Company’s assets, as applicable, if immediately after giving effect to such transaction on a pro forma basis, the Company or the Parent Company, as applicable, or any Person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company or the Parent Company, as applicable, immediately prior to such transaction; and

(4) the Company or the Parent Company, as applicable, delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with;

provided that paragraph (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or the Parent Company, as applicable; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, paragraph (3) will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Parent Company, the Company and any Restricted Subsidiaries.

The Person formed by such consolidation or merger will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Parent Company under the Parent Guarantee), but the predecessor company in the case of

(1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company or the Parent Company as an entirety or substantially as an entirety) or

(2) a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes.

Defeasance

Defeasance and Discharge

The indenture provides that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding notes on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1) the Company has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such notes;

(2) the Company has delivered to the trustee

(A) either (i) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service (the “IRS”) to the same effect unless there has been a change in applicable federal income tax law after the Reference Closing Date such that a ruling is no longer required or (ii) a ruling directed to the trustee received from the IRS to the same effect as the aforementioned opinion of counsel, and

(B) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company, the Parent Company or any of their Subsidiaries is a party or by which the Company, the Parent Company or any of their Subsidiaries is bound; and

(4) if at such time the notes are listed on a national securities exchange, the Company has delivered to the trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The indenture further provides that the provisions of the indenture will no longer be in effect with respect to clause (3) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants”, and clause (3) under “Events of Default” with respect to such clause (3) under “Consolidation, Merger and Sale of Assets”, clause (4) under “Events of Default” with respect to such other covenants and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of such indenture and such notes, the satisfaction of the provisions described in clauses (2) (B), (3) and (4) under the caption “—Defeasance—Defeasance and Discharge” and the delivery by the Company to the trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event the Company exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and such notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

(1) either:

(a) all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the trustee for cancellation and the Company or any other Obligor has paid all sums payable under such indenture, or

(b) all notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture), without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the notes to the date of maturity or redemption and all other sums payable under such indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such indenture or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

(3) the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

Modifications and amendments of the indenture may be made by the Company, the Parent Company, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of each affected holder of notes:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2) reduce the principal amount of, or interest, premium, if any, or liquidated damages, if any, on, any note;

(3) change the place or currency of payment of principal of, or interest, premium, if any, or liquidated damages, if any, on, any note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note or the Parent Guarantee or any Subsidiary Guarantee;

(5) reduce the above-stated percentage of outstanding notes, the consent of whose holders is necessary to modify or amend the indenture;

(6) waive a default in the payment of principal of, or interest, premium, if any, or liquidated damages, if any, on, the notes or modify any provisions of the indenture relating to modification or amendment thereof;

(7) release the Parent Guarantee or any Subsidiary Guarantee other than pursuant to the terms of the indenture; or

(8) reduce the percentage or aggregate principal amount of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without Consent of the Holders

The Company, the Parent Company and the Subsidiary Guarantors, when authorized by a resolution of their Boards of Directors (as evidenced by board resolutions), and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder:

(1) to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Parent Company as evidenced by a board resolution, adversely affect the interests of the holders in any material respect;

(2) to comply with the provisions concerning consolidation, merger and sale of assets;

(3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to add one or more additional Guarantees on the terms required by the indenture;

(7) to make any change that, in the good faith opinion of the Board of Directors of the Parent Company as evidenced by a board resolution, does not materially and adversely affect the rights of any holder; and

(8) to conform the text of the indenture, the notes, the Parent Guarantee or any Subsidiary Guarantee to any provision of this “Description of 2022 New Notes” to the extent that such provision in this “Description of 2022 New Notes” was intended to be a verbatim recitation of a provision of the indenture, the notes, the Parent Guarantee or any Subsidiary Guarantee.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Parent Company or any Subsidiary Guarantor in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling Person, in their capacity as such, of either the Parent Company, the Company or the Subsidiary Guarantors or of any of their respective successors. Each holder, by accepting the notes, waives and releases all such liability.

Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference into the indenture, contains limitations on the rights of the trustee, should it become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that, if it acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict or resign as provided in the indenture and the Trust Indenture Act.

Book-Entry; Delivery and Form

Except as set forth below, the 2022 new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (each, a “Global Note”). Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Parent Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised the Parent Company that, pursuant to procedures established by it,

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes, and

(2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, premium, if any, and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and Wells Fargo Bank, National Association, as trustee, will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the initial purchasers, the trustee nor any agent of the Company, the initial purchasers or the trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s record or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

DTC has advised the Parent Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

Interests in the Global Notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised the Parent Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants in whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

The information in this section concerning DTC and its book-entry systems is provided solely as a matter of convenience and has been obtained from sources that the Parent Company and the Company believe to be reliable. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither the Parent Company nor the Company takes any responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Parent Company, the Company, the initial purchasers or the trustee nor any agent of the Parent Company, the Company, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, the Company thereupon fails to appoint a successor depository,

(2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

(3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes and DTC or the Company specifically requests such exchange.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all the above cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture).

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal of, and interest, premium, if any, and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. The Company will make all payments of principal of, and interest, premium, if any, and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the definition of any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause 4(C) of the first paragraph of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includible pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

(5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause 4(C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6) all extraordinary gains and extraordinary losses (on an after-tax basis); and

(7) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

“Adjusted Consolidated Net Tangible Assets” means the total amount of the Parent Company’s assets and those of its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

(1) all of the Parent Company’s current liabilities and those of its Restricted Subsidiaries (excluding intercompany items); and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Parent Company’s most recent quarterly or annual consolidated balance sheet and those of its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price at October 1, 2017 (such redemption price being set forth under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the notes through October 1, 2017 (excluding accrued but unpaid interest and liquidated damages, if any, to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the notes.

“Asset Acquisition” means:

(1) an investment by the Parent Company, the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent Company, the Company or any Restricted Subsidiary; or

(2) an acquisition by the Parent Company, the Company or any Restricted Subsidiary of the property and assets of any Person other than the Parent Company, the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Parent Company, the Company or any Restricted Subsidiary (other than to the Parent Company, the Company or another Restricted Subsidiary) of:

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Parent Company, the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Parent Company, the Company or any Restricted Subsidiary; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Parent Company, the Company or any Restricted Subsidiary outside the ordinary course of business of the Parent Company, the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Parent Company or the Company; provided, however, that “Asset Sale” shall not include:

(A) sales or other dispositions of inventory, receivables and other current assets;

(B) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(C) sales, transfers or other dispositions of assets with a fair market value (as certified in an officers’ certificate) not in excess of $20 million in any transaction or series of related transactions;

(D) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (1) (B) of the second paragraph of the “Limitation on Asset Sales” covenant; or

(E) for avoidance of doubt, issuances of Capital Stock of the Parent Company.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

(1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of the Company, the Parent Company or any Subsidiary Guarantor, or any duly authorized committee thereof or Person acting in a similar capacity, as applicable.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Reference Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock. For avoidance of doubt, “Capital Stock” does not include the Convertible Debentures.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means the occurrence of any one of the following events:

(1) the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Company; provided, however, that for purposes of this clause (1) (i) such other person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity, and (ii) no Change of Control shall be deemed to occur if all or substantially all of the Persons that were the “beneficial owners” of the Voting Stock of the Parent Company immediately prior to a transaction permitted under “Consolidation, Merger and Sale of Assets” are the “beneficial owners” of more than 50% of the then-outstanding shares of Voting Stock of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Parent Company or all or substantially all of the Parent Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such transaction;

(2) individuals who on the Reference Closing Date constitute the Board of Directors of the Parent Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders or members, as the case may be, of the Parent Company was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Reference Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; or

(3) the Company shall cease to be a Subsidiary of the Parent Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Closing Date” means August 26, 2013.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Reference Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period:

(1) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication), or minus, to the extent such amount was added in calculating such Adjusted Consolidated Net Income (without duplication):

(A) Consolidated Interest Expense;

(B) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or Asset Sales);

(C) depreciation expense;

(D) amortization expense;

(E) accretion expense;

(F) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

(G) any non-recurring fees, expenses or charges (other than depreciation or amortization expense) or gains or losses related to any offering of Capital Stock of the Parent Company, Permitted Investment, asset acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred hereunder (whether or not successful), including, without limitation, (a) such fees, expenses or charges related to the offering of the notes and (b) any such fees, expenses or charges relating to any amendment or other modification of the notes or any refinancing or refunding thereof; and

(2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (4)(C) of the first paragraph of the “Limitation on Restricted Payments” covenant, less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by such Person and its Restricted Subsidiaries after the Original High Yield Closing Date in connection with proposed Asset Acquisitions that are forfeited by such Person or any of its Restricted Subsidiaries; provided, however, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

(A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by;

(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by such Person or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization or accretion of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however,

(1) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and

(2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1) the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to;

(2) the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s (or, in the case of the Company, the Parent Company’s) financial statements have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant (such four fiscal quarter period being the “Four Quarter Period”); provided that in making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. For purposes of the foregoing, if cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition or disposition of assets or other transaction being given pro forma effect or are reasonably expected to be realized, such savings, reductions and improvements may be included in the pro forma calculations to the extent permitted to be reflected in pro forma financial statements under Article 11 of Regulation S-X promulgated by the SEC, except that any such pro forma calculation may include cost savings and other operating expense reductions and improvements for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, cost savings and other operating expense reductions and improvements attributable to execution or termination of any contract, reduction of costs related to administrative functions and networks, the termination of any employees or the closing of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, however, that such adjustments are set forth in an officers’ certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers’ certificate.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 2, 2010, among the Company, the Parent Company, Wells Fargo Bank, National Association, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Bank, N.A. and the other lenders party thereto, as amended by the First Amendment thereto, dated as of November 9, 2011, by and among the Company, the Parent Company, the subsidiary guarantors party thereto, the other lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, together with the documents related thereto (including the term loans and revolving loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified, whether through one or more additional credit agreements or one or more indentures, notes, note purchase agreements or otherwise (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders or holders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control Triggering Event” covenants and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control Triggering Event” covenants described above.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Foreign Restricted Subsidiaries” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Reference Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee “ means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations of such Person;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

(9) Indebtedness or obligations of a Person for cash management services benefiting such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, and

(C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Parent Company’s balance sheet or those of the Company or any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the fair market value of the Capital Stock (or any other Investment) held by the Parent Company, the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(1) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent Company, the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) the fair market value of the assets (net of liabilities (other than liabilities to the Parent Company, the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Lenders” means, at any time, the parties to any Credit Agreement then holding or beneficially owning (or committed to provide) bonds, loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) Priority Lien Debt outstanding under such Credit Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means,

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Company, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Parent Company and its Restricted Subsidiaries, taken as a whole,

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D) appropriate amounts to be provided by the Parent Company, the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Company, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the holders commenced by mailing or delivering a notice to the trustee and each holder stating:

(1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased;

(7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or an integral multiple thereof; and

(8) in the event of an Offer to Purchase as a result of the occurrence of a Change of Control Triggering Event exclusively, the circumstances and relevant facts regarding such Change of Control Triggering Event, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to the Change of Control Triggering Event.

On the Payment Date, the Company shall:

(A) accept for payment on a pro rata basis the notes or portions thereof tendered pursuant to an Offer to Purchase;

(B) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(C) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an officers’ certificate specifying the notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Original High Yield Closing Date” means July 21, 1998.

“Permitted Investment” means:

(1) an Investment in the Parent Company (including, for avoidance of doubt, any purchase or redemption of the Convertible Debentures), the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to the Parent Company, the Company or a Restricted Subsidiary;

(2) Temporary Cash Investments;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in settlement of Indebtedness Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding;

(5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6) Interest Rate Agreements and Currency Agreements designed solely to protect the Parent Company, the Company or any Restricted Subsidiary against fluctuations in interest rates or foreign currency exchange rates;

(7) loans or advances to the Parent Company’s or the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $2 million at any time outstanding; and

(8) Investments in any Person that is not the Parent Company’s or the Company’s Affiliate or a Related Person that do not exceed, in the aggregate with all other Permitted Investments made after the Reference Closing Date pursuant to this clause (8) or the analogous clause of the existing 2022 indenture and then outstanding, the greater of (A) $100 million and (B) 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the determination date for which a consolidated balance sheet of the Parent Company and its Subsidiaries has been filed with the SEC pursuant to the provisions under “—SEC Reports and Reports to Holders”); provided, however, that such Person’s primary business is related, ancillary or complementary to the businesses of the Parent Company, the Company and the Restricted Subsidiaries on the date of such Investment.

“Permitted Liens” means

(1) Liens to secure Indebtedness permitted under clause (10) of the second paragraph of the “Limitation on Indebtedness” covenant;

(2) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Parent Company, the Company and the Restricted Subsidiaries, taken as a whole;

(7) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Reference Closing Date, provided, however, that

(A) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant described above (or, if Incurred prior to the Closing Date, the analogous covenant in the existing 2022 indenture), to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8) leases or subleases granted to others that do not materially interfere with the business of the Parent Company, the Company and the Restricted Subsidiaries, taken as a whole;

(9) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Parent Company, the Company or the Restricted Subsidiaries relating to such property or assets;

(10) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person became (after the Reference Closing Date) or becomes (after the Closing Date), or became (after the Reference Closing Date) or becomes (after the Closing Date) a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Parent Company, the Company or any Restricted Subsidiary other than the property or assets acquired;

(13) Liens in favor of the Parent Company, the Company or any Restricted Subsidiary;

(14) Liens arising from the rendering of a final judgment or order against the Parent Company, the Company or any Restricted Subsidiary after the Reference Closing Date that does not give rise to an Event of Default;

(15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Parent Company, the Company or any Restricted Subsidiary from fluctuations in interest rates or foreign currency exchange rates;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Company, the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Parent Company, the Company or such Restricted Subsidiary, as applicable, prior to the Reference Closing Date;

(19) Liens on or sales of receivables;

(20) Liens created for the benefit of, or to secure, the notes or the Parent Guarantee or a Subsidiary Guarantee;

(21) Liens that secure Indebtedness with an aggregate principal amount not in excess of $10 million at any time outstanding;

(22) Liens existing on the Reference Closing Date (other than Liens securing Indebtedness under the Credit Agreement, which shall be deemed to be Incurred pursuant to clause (26) below);

(23) Liens securing Indebtedness which is Incurred after the Reference Closing Date to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant (or, if Incurred prior to the Closing Date, which was then permitted to be Incurred under the analogous clause of the existing 2022 indenture); provided, however, that such Liens do not extend to or cover any property or assets of the Parent Company, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(24) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary (other than the Company or any Subsidiary Guarantor) securing Indebtedness of such Restricted Subsidiary permitted under the “Limitation on Indebtedness” covenant;

(25) Liens on any assets of the Parent Company, the Company or any Restricted Subsidiary provided that effective provision shall have been made for all the notes and all other amounts due under the indenture, and, to the extent outstanding, the existing 2022 notes and all other amounts due under the existing 2022 indenture, to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Liens; provided that, in the event, to the extent and for so long as the existing 2022 notes are secured by any collateral under any clause of the existing 2022 indenture that is analogous to this clause (25), the Company shall ensure that the notes are secured by the same collateral then securing the existing 2022 notes; and

(26) other Liens to secure Indebtedness; provided that the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (26) does not exceed the greater of (1) $900 million and (2) the product of 4.0 times the aggregate amount of Consolidated EBITDA for the Parent Company and its consolidated Restricted Subsidiaries for the then most recent four fiscal quarters for which the Parent Company’s financial statements have been filed with the SEC or provided to the trustee or posted pursuant to the “SEC Reports and Reports to Holders” covenant (with Consolidated EBITDA being determined on a pro forma basis calculated in a manner consistent with the calculation thereof for purposes of the definition of Consolidated Leverage Ratio).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Priority Lien Debt” means Indebtedness under clauses (1) and (10) of the second paragraph of the “Limitation on Indebtedness” covenant.

“Priority Lien Documents” means the documentation relating to any Priority Lien Debt including, without limitation, all Credit Agreements, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of the Company, the Parent Company or any Subsidiary Guarantor under the Priority Lien Documents.

“Priority Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignment, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company, the Parent Company or any Subsidiary Guarantor creating a Lien upon property owned or to be acquired by the Company, the Parent Company or such Subsidiary Guarantor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations.

“Rating Agency” means S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Categories” means:

(a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

(b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Decline” means (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Moody’s and S&P or (ii) a withdrawal of the rating of the notes by Moody’s and S&P, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 45 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company, the Parent Company or a stockholder of the Company or the Parent Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Reference Closing Date” means October 2, 2012, which was the closing date of the issuance of the existing 2022 notes.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Closing Date, among the Company, the Parent Company, the Subsidiary Guarantors and the representatives of the initial purchasers of the notes.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning

(1) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person) or

(2) 10% or more of the combined outstanding voting power of the voting stock of such Person, and all Affiliates of any such other Person.

“Restricted Subsidiary” means any of the Parent Company’s or the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1) for the Parent Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Parent Company and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the Parent Company’s consolidated assets and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Parent Company for such fiscal year.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity” means,

(1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Strategic Subordinated Indebtedness” means the Parent Company’s or the Company’s Indebtedness Incurred to finance the acquisition of a Person which will, upon the making of such acquisition, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all of its assets to the Parent Company, the Company or a Restricted Subsidiary, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

(1) is expressly made subordinate in right of payment to the Parent Guarantee or the notes, as applicable; and

(2) in the case of Indebtedness Incurred by the Company, provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company’s obligations under the notes; provided, however, that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock) or other of the Parent Company’s or the Company’s Indebtedness which by its terms, or by the terms of any agreement or instrument pursuant to which such other Indebtedness is Incurred, meets clauses (1) and (2) above after the Incurrence of such Indebtedness.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations under the notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary (other than the Company) and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors”; provided, however, that the following Subsidiaries shall not be Subsidiary Guarantors:

(1) Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under the related Subsidiary Guarantees has not been or cannot be obtained;

(2) Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Parent Company and its consolidated Subsidiaries (including the Company) as shown on the most recent consolidated financial statements of the Parent Company; and

(3) Subsidiaries whose capital stock or substantially all of whose assets have been permissively disposed of under the terms of the Priority Lien Documents.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully, and unconditionally guaranteed by the United States of America or any agency thereof;

(2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Parent Company’s Affiliate) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500 million;

(8) direct obligations of a foreign government recognized by the United States of America with a maturity not more than twelve months from the date of acquisition and rated at least “A” by S&P; and

(9) money market funds sponsored by a registered broker dealer or mutual fund distributor at least 95% of the assets of which are invested in the foregoing.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent Company or the Company, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption to October 1, 2017; provided, however, that if the period from such redemption date to October 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Company or the Parent Company (other than a Subsidiary that is the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or the Parent Company, as applicable, in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company or the Parent Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary but excluding, in the case of any such designation by the Parent Company, the Company) of the Company or the Parent Company, as applicable, to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or the Parent Company, as applicable, or owns or holds any Lien on any property of the Company or the Parent Company, as applicable, or any Restricted Subsidiary of the Company or the Parent Company, as applicable; provided, however, that

(A) any Guarantee by the Company or the Parent Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company, the Parent Company or such Restricted Subsidiary at the time of such designation;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants.

The Board of Directors of the Company or the Parent Company may designate any Unrestricted Subsidiary of the Company or the Parent Company, as applicable, to be a Restricted Subsidiary; provided, however, that

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which it is full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

DESCRIPTION OF 2023 NEW NOTES

The 2023 old notes were issued under an indenture dated as of August 26, 2013, among the Company, the Parent Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee.

The following is a summary of the terms of the 2023 new notes. The form and terms of the 2023 new notes are identical in all material respects to those of the 2023 old notes except that the 2023 new notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the 2023 old notes do not apply to the 2023 new notes. The 2023 new notes will evidence the same aggregate debt as the 2023 old notes and will be governed by the same indenture. Furthermore, defined terms used in this section apply only to this “Description of 2023 Notes” and not to the “Description of 2022 Notes” found in another section of this prospectus or, unless otherwise indicated, to any other section of this prospectus. In particular, the term “notes” as used in this section refers to the new 6.375% Senior Notes due 2023 to be issued in exchange for the 2023 old notes in the exchange offers, and does not also refer to the existing 2022 notes, the 2022 old notes, the 2022 new notes or the 2023 old notes, and the term “indenture” as used in this section refers only to the indenture that governs the 2023 new notes identified above, and does not also refer to the separate indenture that governs the 2022 new notes described elsewhere in this prospectus. We refer to the 2023 old notes and 2023 new notes, collectively, as the “2023 notes.”

The following description is only a summary of the material provisions of the indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. Whenever particular defined terms of the indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. We urge you to read the indenture because it, not this description, defines your rights as holders of the notes. The indenture is filed as exhibit 4.2 to our Current Report on Form 8-K dated August 26, 2013. You also may request copies of the indenture at the address set forth under the heading “Where You Can Find More Information.”

General—Principal, Maturity and Interest

The Company issued $350 million aggregate principal amount of 2023 old notes in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and in compliance with Rule 144A and Regulation S promulgated thereunder. The notes will mature on September 1, 2023.

Interest on the notes will accrue at the rate of 6.375% per annum from August 26, 2013. Interest on the notes will be payable semi-annually (to holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date) on March 1 and September 1 of each year, commencing March 1, 2014. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. See “—Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

The Company may, subject to the covenants described below under “—Certain Covenants” and applicable law, issue additional notes under the indenture in an unlimited aggregate principal amount. The 2023 new notes (excluding, for the avoidance of doubt, the 2022 notes), any 2023 old notes not tendered or accepted in the exchange offers and any additional notes issued under the indenture in the future will be treated as a single class for all purposes under the indenture.

Subsidiary Guarantees

All obligations of the Company under the indenture (including, without limitation, the Company’s obligations to make payments of principal, interest, premium, if any, and liquidated damages described under “The Exchange Offers—Purpose and Effect of the Exchange Offers; Registration Rights Agreement,” if any) with respect to the notes will be guaranteed by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding note from time to time. Under the indenture, any amount received by the trustee through the enforcement of any Subsidiary Guarantee will be applied to all outstanding obligations in respect of principal, interest, premium, if any, and liquidated damages, if any, then owing on the notes.

The Subsidiary Guarantees with respect to the notes will be:

•	The joint and several, unsecured obligations of each Subsidiary Guarantor;

•	Effectively junior in right of payment to all existing and future secured debt of each Subsidiary Guarantor (including such Subsidiary Guarantor’s guarantee of all Priority Lien Obligations), to the extent of the value of the assets securing these obligations;

•	Senior in right of payment to all future subordinated Indebtedness of such Subsidiary Guarantor, if any; and

•	Equal in right of payment with all existing and future unsubordinated Indebtedness of such Subsidiary Guarantor.

If

(1) the Company, the Parent Company and their Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity; or

(2) a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See “—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets.” If at any time following the Closing Date the Subsidiary Guarantors have paid, pursuant to enforcement by the trustee of any Subsidiary Guarantees, the aggregate principal amount of, and accrued and unpaid interest, premium (if any) and liquidated damages (if any) under, the notes then outstanding and any other amounts due under the indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees with respect to the indenture.

The indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to an Investment in the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.”

Parent Guarantee

All obligations of the Company under the indenture (including, without limitation, the Company’s obligations to make payments of principal, interest, premium, if any, and liquidated damages, if any) with respect to the notes will be guaranteed by the Parent Company (the “Parent Guarantee”) for the ratable benefit of each holder of any outstanding note from time to time. Under the indenture, any amount received by the trustee through the enforcement of the Parent Guarantee will be applied to all outstanding obligations in respect of principal, interest, premium, if any, and liquidated damages, if any, then owing on the notes.

The Parent Guarantee with respect to the notes will be:

•	The unsecured obligation of the Parent Company;

•	Effectively junior in right of payment to all existing and future secured debt of the Parent Company (including the Parent Company’s guarantee of all Priority Lien Obligations), to the extent of the value of the assets securing these obligations;

•	Senior in right of payment to all existing and future subordinated Indebtedness of the Parent Company, if any; and

•	Equal in right of payment with all existing and future unsubordinated Indebtedness of the Parent Company.

The indenture provides that the obligations of the Parent Company under the Parent Guarantee will be limited to the maximum amount as will result in the obligations of the Parent Company under the Parent Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Relating to an Investment in the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.”

Optional Redemption

On or after September 1, 2018 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, and liquidated damages, if any, to the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on September 1 of the following years:

Year	Redemption Price
2018	103.188%
2019	102.125%
2020	101.063%
2021 and thereafter	100.000%

In addition, prior to September 1, 2016, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes (including additional notes issued after the Closing Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent Company at a redemption price of 106.375% of their principal amount, plus accrued and unpaid interest, if any, and liquidated damages, if any, to the date of redemption; provided, however,

•	that notes representing at least 65% of the principal amount of the notes (including additional notes issued after the Closing Date, if any) originally issued remain outstanding immediately after each such redemption; and

•	that notice of each such redemption is mailed within 90 days after the closing of the related equity offering.

The Company is entitled at its option to redeem the notes, in whole or in part, at any time prior to September 1, 2018 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, and liquidated damages, if any, to the applicable redemption date.

Partial Redemptions of Notes. In the case of any partial redemption of the notes, and the notes are Global Notes, they will be selected for redemption in accordance with DTC procedures. If the notes are not Global Notes, the trustee will select the notes for redemption:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

•	if the notes are not listed, by lot or by such other method as the trustee in its sole discretion deems to be fair and appropriate. However, no note of $2,000 or less, in original principal amount, will be redeemed in part.

If any note is to be redeemed in part, the notice of redemption relating to that note will state the portion of the principal amount of the note to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder upon cancellation of the original note.

Sinking Fund

There will be no sinking fund payments for the notes.

Ranking of Notes

The notes will rank:

•	effectively junior to all of the Company’s existing and future secured debt, including the Company’s obligations under the Company’s senior secured credit facility, to the extent of the value of the assets securing such debt;

•	equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated Indebtedness;

•	structurally senior to all existing and future Indebtedness of the Parent Company; and

•	senior in right of payment to all of the Company’s future subordinated Indebtedness, if any.

As of September 30, 2013, the Company and its subsidiaries had approximately $1.8 billion of total debt and capital lease obligations net of unamortized discounts of $19.2 million, of which $544.1 million, net of discounts, was outstanding secured debt. Additionally, the Company has $100 million of borrowings available under the revolving portion of its senior secured credit facility, subject to certain conditions. The senior secured credit facility is included in Priority Lien Debt. The notes will be effectively subordinated to any Indebtedness under the senior secured credit facility to the extent of the value of the assets subject to such security interests.

Certain Covenants

Suspension of Covenants

Following the first day (the “Suspension Date”) that:

(1) The notes have an Investment Grade Rating from both of the Rating Agencies, and

(2) No Default has occurred and is continuing under the indenture,

the Parent Company, the Company and the other Restricted Subsidiaries will not be subject to the provisions of the indenture summarized below under:

(A) “Limitation on Indebtedness”,

(B) “Limitation on Restricted Payments”,

(C) “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”,

(D) “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries”,

(E) “Limitation on Issuances of Guarantees by Restricted Subsidiaries”,

(F) “Limitation on Transactions with Shareholders and Affiliates”,

(G) “Limitation on Sale-Leaseback Transactions”,

(H) “Limitation on Asset Sales”, and

(I) clause (3) of the first paragraph under “Consolidation, Merger and Sale of Assets”,

(collectively, the “Suspended Covenants”). In addition, the Subsidiary Guarantees of the Subsidiary Guarantors will also be suspended as of the Suspension Date. In the event that the Parent Company, the Company and the other Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Parent Company, the Company and the other Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. The Company will notify the trustee of the occurrence of any Suspension Date or Reversion Date.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “Limitation on Indebtedness” or one of the clauses set forth in the second paragraph of “Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of the covenant described under “Limitation on Indebtedness”, such Indebtedness will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under clause (13) of the second paragraph of the covenant described under “Limitation on Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “Limitation on Restricted Payments” will be made as though such covenant had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Consolidated EBITDA and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause of the covenant described under “Limitation on Restricted Payments” shall be excluded in determining the amount of Restricted Payments available to be made following the Reversion Date). For purposes of determining compliance with the second paragraph of the covenant described under “Limitation on Asset Sales”, on the Reversion Date, the Net Cash Proceeds from all Asset Sales not applied in accordance with such covenant will be deemed to be reset to zero.

Limitation on Indebtedness

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Parent Company, the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (A) in the case of the Parent Company Incurring Indebtedness, the Consolidated Leverage Ratio of the Parent Company would be greater than zero and less than 6.0:1, and (B) in the case of the Company or a Subsidiary Guarantor Incurring Indebtedness, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 4.5:1.

Notwithstanding the foregoing, the Parent Company, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness Incurred under Credit Agreements (including, for avoidance of doubt, refinancings, successive refinancings and replacements) outstanding at any time in an aggregate principal amount not to exceed the greater of (A) $900 million and (B) the product of 4.0 times the aggregate amount of Consolidated EBITDA for the Parent Company and its consolidated Restricted Subsidiaries for the then most recent four fiscal quarters for which the Parent Company’s financial statements have been filed with the SEC or provided to the trustee or posted pursuant to the “SEC Reports and Reports to Holders” covenant (with Consolidated EBITDA being determined on a pro forma basis calculated in a manner consistent with the calculation thereof for purposes of the definition of Consolidated Leverage Ratio);

(2) Indebtedness owed:

(A) to the Parent Company or the Company evidenced by a promissory note; or

(B) to any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Parent Company, the Company or another Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund (including, for avoidance of doubt, repurchases upon consummation of a tender offer for), Indebtedness Incurred under (i) clause (1) of this paragraph to the extent, and solely to the extent, of the excess, if any, of (a) the aggregate amount of Indebtedness Incurred pursuant to clause (1) and outstanding immediately prior to such refinancing or refunding over (b) the maximum amount of Indebtedness that could be Incurred pursuant to clause (1) (disregarding, for purposes of this determination, Indebtedness that is outstanding under clause (1)) immediately prior to such refinancing or refunding, or (ii) the first paragraph of this covenant, this clause (3) or clause (5), (8), (9), (12) or (13) of this paragraph, in each case in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that (x) to the extent such refinancing Indebtedness directly or indirectly refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (8) of this paragraph, such refinancing Indebtedness shall be Incurred only by such Subsidiary, and (y) Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the notes shall only be permitted under this clause (3) if:

(A) in case the notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the notes, the Parent Guarantee or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable;

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated to the notes, the Parent Guarantee or such Subsidiary Guarantee, as applicable; and

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may (i) the Parent Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3) or (ii) the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

(4) Indebtedness:

(A) in respect of performance, surety or appeal bonds provided in the ordinary course of business;

(B) under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements:

(i) are designed solely to protect the Company, the Parent Company or the Restricted Subsidiaries of either against fluctuations in foreign currency exchange rates or interest rates; and

(ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s or the Parent Company’s obligations or those of any of the Restricted Subsidiaries of either pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company, the Parent Company or any Restricted Subsidiary, as applicable, in connection with such disposition;

(5) the Indebtedness of the Company or the Parent Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:

(A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B) deposited to defease the notes as described below under “Defeasance”;

(6) Guarantees of the notes (including the Parent Guarantee and the Subsidiary Guarantees) and Guarantees of Indebtedness of the Parent Company or the Company by the Parent Company, the Company or any Restricted Subsidiary; provided that the Guarantee by any Restricted Subsidiary of such Indebtedness (other than the notes) is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant;

(7) Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Parent Company, the Company or a Restricted Subsidiary after the Closing Date; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $300 million;

(8) Acquired Indebtedness; provided, however, that on the date on which the applicable Person becomes a Restricted Subsidiary or on which the applicable Indebtedness is assumed in connection with an Asset Acquisition, and after giving effect to the Incurrence of such Indebtedness, both the Parent Company and the Company would have been able to Incur at least $1.00 of Indebtedness under the first paragraph of this covenant;

(9) Strategic Subordinated Indebtedness;

(10) Indebtedness or related obligations of the Parent Company, the Company or any Subsidiary Guarantor under (A) Currency Agreements, Interest Rate Agreements or cash management or similar treasury or custodial arrangements with any Lender or any affiliate of such Lender or (B) Currency Agreements, Interest Rate Agreements (up to a maximum of $50 million at any one time outstanding measured by termination value) or cash management or similar treasury or custodial arrangements with any Person that is not a Lender or an affiliate of any Lender;

(11) the Parent Company’s or the Company’s subordinated Indebtedness (in addition to Indebtedness permitted under clauses (1) through (10) above and clauses (13) and (14) below) in an aggregate principal amount outstanding at any time not to exceed $200 million;

(12) the notes issued on the Closing Date, and any notes exchanged therefor under the terms of the indenture;

(13) any Indebtedness existing on the Closing Date (other than Indebtedness described in clause (1), (2), (6) or (12) above); and

(14) other Indebtedness (in addition to Indebtedness permitted under clauses (1) through (13) above) in an aggregate principal amount outstanding at any time not to exceed $150 million.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent Company, the Company or a Restricted Subsidiary may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant:

(x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

(y) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Parent Company or the Company, as applicable, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, and from time to time may reclassify such item of Indebtedness to the extent that such reclassified Indebtedness could be Incurred at the time of such reclassification pursuant to the clause or clauses into which such Indebtedness is reclassified; provided, however, that Indebtedness outstanding on the Closing Date under the Credit Agreement will be treated as Incurred on the Closing Date under clause (1) above and may not subsequently be reclassified.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto will be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided, however, that:

(1) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date; and

(2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses).

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Neither the Company nor the Parent Company nor any Subsidiary Guarantor will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the notes, the Parent Guarantee or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company, the Parent Company or any Restricted Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

(A) the Parent Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock but excluding, for avoidance of doubt, Indebtedness convertible into Capital Stock) held by any Person; or

(B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock but excluding, for avoidance of doubt, Indebtedness convertible into Capital Stock) held by any Affiliate of the Parent Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Parent Company’s Capital Stock;

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee; or

(4) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Parent Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) made after the Original High Yield Closing Date shall exceed the sum of:

(i) the amount by which Consolidated EBITDA of the Parent Company exceeds 150% of Consolidated Interest Expense of the Parent Company, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Original High Yield Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant; plus

(ii) the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Parent Company or the Company after the Original High Yield Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not the Parent Company’s or the Company’s Subsidiary, including an issuance or sale permitted by the indenture of Indebtedness of the Parent Company or the Company for cash subsequent to the Original High Yield Closing Date upon the conversion of such Indebtedness into the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not the Parent Company’s or the Company’s Subsidiary of any options, warrants or other rights to acquire Capital Stock of the Parent Company or the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), in each case, except to the extent such Net Cash Proceeds and non-cash proceeds are used to make Restricted Payments pursuant to clause (3), (4), (6) or (7) below; plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments or Investments made pursuant to clause (6) below) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Parent Company, the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Parent Company, the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2) the redemption, purchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) or (11) of the second paragraph of the “Limitation on Indebtedness” covenant;

(3) the repurchase, redemption or other acquisition of the Parent Company’s Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Parent Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such proceeds are used to make Restricted Payments pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (4), (6) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Parent Company or the Company, as applicable (or options, warrants or other rights to acquire such Capital Stock), except to the extent such proceeds are used to make Restricted Payments pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (6) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant;

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the Parent Company’s or the Company’s property and assets;

(6) Investments that are not Permitted Investments in an amount that does not exceed, in the aggregate with all other Investments made pursuant to this clause (6) and then outstanding, the sum of:

(A) $20 million, plus

(B) the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Parent Company or the Company after the Original High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (4) or (7) of this paragraph, of this “Limitation on Restricted Payments” covenant, plus

(C) the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investments”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Parent Company or the Company (except to the extent such acquired property has been used to make Restricted Payments pursuant to clause (4) (C) (ii) of the foregoing paragraph, or clause (3), (4) or (6) of this paragraph, of this “Limitation on Restricted Payments” covenant);

(8) other Restricted Payments in an aggregate amount not to exceed $50 million; and

(9) the repurchase, redemption or other acquisition of the Parent Company’s or the Company’s Capital Stock (or options, warrants, or other rights to acquire such Capital Stock) from Persons who are or were formerly the Parent Company’s or the Company’s directors, officers or employees or those of its Restricted Subsidiaries, provided, however, that the aggregate amount of all such repurchases made in any calendar year pursuant to this clause (9) shall not exceed $5 million, and provided, further that any shares of the Parent Company’s Capital Stock that are acquired in connection with forfeitures, net share settlements or similar arrangements under the Parent Company’s stock plan or other employee benefit plan shall be disregarded for purposes of the foregoing $5 million limit;

provided further, however, that except in the case of clauses (1) and (3) of this paragraph no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (6) or (7) thereof) shall be included in calculating whether the conditions of clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. The Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) shall be excluded in calculating whether the conditions of clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Parent Company’s or the Company’s Capital Stock are used for the redemption, purchase or other acquisition of the notes, or Indebtedness that is pari passu with the notes, then the Net Cash Proceeds of such issuance shall be included in clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, purchase or other acquisition of Indebtedness. We estimate that as of September 30, 2013 the maximum amount permitted under clause (4) (C) of the second preceding paragraph of this “Limitation on Restricted Payments” covenant would be approximately $2.87 billion.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any Restricted Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Closing Date or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such extensions, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, renewed or replaced;

(4) in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the Company’s property or assets or those of a Restricted Subsidiary not otherwise prohibited by the indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the Company’s property or assets or those of a Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

(6) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction either:

(i) applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii) is contained in a Credit Agreement;

(B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company); and

(C) the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from:

(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant; or

(2) restricting the sale or other disposition of the Company’s property or assets or those of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or that of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Parent Company and the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Parent Company, the Company or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; or

(4) issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the “Limitation on Asset Sales” covenant described below.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Parent Company and the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any of the Parent Company’s Indebtedness which is pari passu with or subordinate in right of payment to the Parent Guarantee or to Guarantee any of the Company’s Indebtedness which is pari passu with or subordinate in right of payment to the notes (any such Indebtedness being the “Guaranteed Indebtedness”), unless:

(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent Company or the Company, as applicable, or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and

(3) if the Guaranteed Indebtedness is Indebtedness of the Parent Company, the Company would have been permitted to Incur such Guaranteed Indebtedness pursuant to clause (B) of the first paragraph of the “Limitation on Indebtedness” covenant.

If the Guaranteed Indebtedness is:

(A) pari passu with the notes or the Parent Guarantee, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee; or

(B) subordinated to the notes or the Parent Guarantee, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes or the Parent Guarantee, as applicable.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person not an Affiliate of the Parent Company or the Company, of all of the Parent Company’s, the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture); or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any of the Parent Company’s or the Company’s Affiliates, unless:

(1) the terms of such transaction are fair and reasonable and no less favorable to the Parent Company, the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a Related Person or an Affiliate;

(2) if such transaction involves an amount in excess of $25 million, a majority of the disinterested members of the Board of Directors has determined in good faith that the criteria set forth in clause (1) are satisfied and have approved such transaction; and

(3) if such transaction involves an amount in excess of $75 million, the Parent Company, the Company or a Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Parent Company, the Company or such Restricted Subsidiary from a financial point of view. Such nationally recognized investment banking firm may have other relationships with the Parent Company, the Company, such Restricted Subsidiary or any affiliate thereof.

The foregoing limitation does not limit and shall not apply to:

(1) any transaction solely between the Parent Company or the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(2) the payment of customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent Company, the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(3) any transaction (i) with respect to the lease, sharing or other use of conduit, cable, fiber lines or facilities, equipment, transmission or network capacity, right-of-way or other access rights, between the Parent Company, the Company or any Restricted Subsidiary and any other Person or (ii) between the Parent Company, the Company or any Restricted Subsidiary and customers, clients, suppliers, lessors or purchasers or sellers of goods or services, in each case with respect to transactions under this clause (ii) in the ordinary course of business and otherwise in compliance with the terms of the indenture; provided, however, that such transaction is on terms that:

(A) if applicable, are consistent with the past practices of the Parent Company, the Company or such Restricted Subsidiary; and

(B) are no less favorable, taken as a whole, to the Parent Company, the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Parent Company, the Company or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Parent Company or the Company, as applicable, has determined to be fair to the Parent Company or the Company or the relevant Restricted Subsidiary); or

(4) any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant.

Limitation on Liens

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary except Permitted Liens.

Limitation on Sale-Leaseback Transactions

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Parent Company, the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Parent Company, the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

The foregoing restriction does not apply to any sale-leaseback transaction if:

(1) the lease is for a period, including renewal rights, of not in excess of five years;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely between the Parent Company or the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

(4) the Parent Company, the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the “Limitation on Asset Sales” covenant; or

(5) such sale-leaseback transaction involves the sale and leaseback of the Parent Company’s headquarters and assets appurtenant thereto.

Limitation on Asset Sales

The Parent Company and the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1) the consideration received by the Parent Company, the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

(2) at least 75% of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Parent Company (other than Indebtedness that is subordinated to the Parent Guarantee), the Company (other than Indebtedness that is subordinated to the notes) or a Restricted Subsidiary (other than Indebtedness that is subordinated to the relevant Subsidiary Guarantee) and unconditional release of the Parent Company, the Company or the Restricted Subsidiary from all liability on the Indebtedness assumed; provided, however, that this clause shall not apply to the lease, sharing, assignment or other use of conduit, cable, fiber lines or facilities, rights of way or other access rights or the assignment of transmission or network capacity.

In the event and to the extent that the Net Cash Proceeds received by the Parent Company, the Company or any Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Parent Company and its Subsidiaries has been filed with the SEC pursuant to the provisions under “—SEC Reports and Reports to Holders”), then the Parent Company and the Company shall or shall cause the relevant Restricted Subsidiary to:

(1) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

(A) apply an amount equal to such excess Net Cash Proceeds less any amounts invested within 6 months prior to such Asset Sale in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Parent Company, the Company and its Restricted Subsidiaries on the date of such Asset Sale (the “Adjusted Net Cash Proceeds”) to permanently repay the Parent Company’s or the Company’s unsubordinated Indebtedness or that of any Restricted Subsidiary providing a Subsidiary Guarantee, in each case owing to a Person other than the Parent Company, the Company or any Restricted Subsidiaries; or

(B) invest an equal amount, or the amount of Adjusted Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Parent Company, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) such excess Adjusted Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”.

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $100 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other of the Company’s or the Parent Company’s Indebtedness that is pari passu with the notes or the Parent Guarantee, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Future Subsidiary Guarantors

The indenture will require that the Company and the Parent Company cause each Person that becomes a Domestic Restricted Subsidiary of the Company or the Parent Company following the Closing Date (and is eligible to be a Subsidiary Guarantor) and any other entity that Guarantees any Indebtedness of the Company or the Parent Company or any Domestic Restricted Subsidiaries of the Company or the Parent Company to execute and deliver to the trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or other entity shall guarantee the payment and performance of the notes at the time such Person becomes a Domestic Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Repurchase of Notes upon a Change of Control Triggering Event

The Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest and liquidated damages (if any) to the Payment Date. The Company will provide notice of a Change of Control Triggering Event to each holder, with a copy to the trustee.

The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control Triggering Event to make any debt payment (including repurchases of the notes) required by the foregoing covenant (as well as may be contained in the Company’s other securities which might be outstanding at the time).

The above covenant requiring the Company to repurchase the notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

Whether or not the Parent Company is then required to file reports with the SEC, the Parent Company will file with the SEC all reports and other information that it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Parent Company will supply the trustee and each holder, without cost to any holder, copies of the reports and other information or post such reports and other information on the Parent Company’s primary website.

Events of Default

The following events are defined as “Events of Default” in the indenture with respect to the notes:

(1) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of such indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent Company, the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with the “Limitation on Asset Sales” or “Repurchase of Notes upon a Change of Control Triggering Event” covenant;

(4) the Company or the Parent Company defaults in the performance of or breaches any other covenant or agreement of the Company or the Parent Company, as applicable, in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Parent Company, the Company or any Significant Subsidiary having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $70 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Parent Company, the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $70 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for

(A) relief in respect of the Parent Company, the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Company, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent Company, the Company or any Significant Subsidiary; or

(C) the winding up or liquidation of the affairs of the Parent Company, the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8) the Parent Company, the Company or any Significant Subsidiary

(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent Company, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent Company, the Company or any Significant Subsidiary; or

(C) effects any general assignment for the benefit of creditors; or

(9)(a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (b) the Parent Guarantee ceases to be in full force and effect or the Parent Company denies or disaffirms its obligations under the Parent Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Parent Company, the Company or a Significant Subsidiary) occurs and is continuing under the indenture, the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Company (and to the trustee if such notice is given by the holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent Company, the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Parent Company, the Company or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee pursuant to the indenture. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such notes.

A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1) the holder gives the trustee written notice of a continuing Event of Default;

(2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal amount of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture will require certain of the Company’s, the Parent Company’s and each Subsidiary Guarantor’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of each of the Parent Company, the Company and the Restricted Subsidiaries and their performance under the indenture and that the Parent Company, the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

Neither the Company nor the Parent Company will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or the Parent Company, as applicable, unless:

(1) the Company or the Parent Company, as applicable, shall be the continuing Person, or the Person (if other than the Company or the Parent Company, as applicable) formed by such consolidation or into which the Company or the Parent Company, as applicable, is merged or that acquired or leased its property and assets shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the trustee, all of its obligations on all of the notes or the Parent Guarantee, as applicable, and under the indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company or the Parent Company, as applicable, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the “Limitation on Indebtedness” covenant; provided, however, that this clause (3) shall not apply to:

(A) a consolidation, merger or sale of all (but not less than all) of the Company’s assets or the Parent Company’s assets, as applicable, if all of the Liens and Indebtedness of the Company or the Parent Company, as applicable, or of any Person becoming the successor obligor on the notes, as the case may be, and their Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than the Liens and Indebtedness of the Company or the Parent Company, as applicable, and their Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the indenture or

(B) a consolidation, merger or sale of all or substantially all of the Company’s assets or the Parent Company’s assets, as applicable, if immediately after giving effect to such transaction on a pro forma basis, the Company or the Parent Company, as applicable, or any Person becoming the successor obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company or the Parent Company, as applicable, immediately prior to such transaction; and

(4) the Company or the Parent Company, as applicable, delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with;

provided that paragraph (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or the Parent Company, as applicable; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, paragraph (3) will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Parent Company, the Company and any Restricted Subsidiaries.

The Person formed by such consolidation or merger will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Parent Company under the Parent Guarantee), but the predecessor company in the case of

(1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company or the Parent Company as an entirety or substantially as an entirety) or

(2) a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes.

Defeasance

Defeasance and Discharge

The indenture provides that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding notes on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1) the Company has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and such notes;

(2) the Company has delivered to the trustee

(A) either (i) an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service (the “IRS”) to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the trustee received from the IRS to the same effect as the aforementioned opinion of counsel, and

(B) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company, the Parent Company or any of their Subsidiaries is a party or by which the Company, the Parent Company or any of their Subsidiaries is bound; and

(4) if at such time the notes are listed on a national securities exchange, the Company has delivered to the trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

The indenture further provides that the provisions of the indenture will no longer be in effect with respect to clause (3) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants”, and clause (3) under “Events of Default” with respect to such clause (3) under “Consolidation, Merger and Sale of Assets”, clause (4) under “Events of Default” with respect to such other covenants and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of such indenture and such notes, the satisfaction of the provisions described in clauses (2) (B), (3) and (4) under the caption “—Defeasance—Defeasance and Discharge” and the delivery by the Company to the trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

In the event the Company exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and such notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture) to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

(1) either:

(a) all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the trustee for cancellation and the Company or any other Obligor has paid all sums payable under such indenture, or

(b) all notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient (accompanied by a report delivered to the trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Company) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of the indenture), without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the notes to the date of maturity or redemption and all other sums payable under such indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such indenture or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

(3) the Company has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

Modifications and amendments of the indenture may be made by the Company, the Parent Company, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of each affected holder of notes:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2) reduce the principal amount of, or interest, premium, if any, or liquidated damages, if any, on, any note;

(3) change the place or currency of payment of principal of, or interest, premium, if any, or liquidated damages, if any, on, any note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note or the Parent Guarantee or any Subsidiary Guarantee;

(5) reduce the above-stated percentage of outstanding notes, the consent of whose holders is necessary to modify or amend the indenture;

(6) waive a default in the payment of principal of, or interest, premium, if any, or liquidated damages, if any, on, the notes or modify any provisions of the indenture relating to modification or amendment thereof;

(7) release the Parent Guarantee or any Subsidiary Guarantee other than pursuant to the terms of the indenture; or

(8) reduce the percentage or aggregate principal amount of outstanding notes, the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without Consent of the Holders

The Company, the Parent Company and the Subsidiary Guarantors, when authorized by a resolution of their Boards of Directors (as evidenced by board resolutions), and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder:

(1) to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Parent Company as evidenced by a board resolution, adversely affect the interests of the holders in any material respect;

(2) to comply with the provisions concerning consolidation, merger and sale of assets;

(3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to add one or more additional Guarantees on the terms required by the indenture;

(7) to make any change that, in the good faith opinion of the Board of Directors of the Parent Company as evidenced by a board resolution, does not materially and adversely affect the rights of any holder; and

(8) to conform the text of the indenture, the notes, the Parent Guarantee or any Subsidiary Guarantee to any provision of this “Description of 2023 Notes” to the extent that such provision in this “Description of 2023 Notes” was intended to be a verbatim recitation of a provision of the indenture, the notes, the Parent Guarantee or any Subsidiary Guarantee.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Parent Company or any Subsidiary Guarantor in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling Person, in their capacity as such, of either the Parent Company, the Company or the Subsidiary Guarantors or of any of their respective successors. Each holder, by accepting the notes, waives and releases all such liability.

Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference into the indenture, contains limitations on the rights of the trustee, should it become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that, if it acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict or resign as provided in the indenture and the Trust Indenture Act.

Book-Entry; Delivery and Form

Except as set forth below, the 2023 new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (each, a “Global Note”). Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for note in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depositary Procedures

DTC has advised the Parent Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised the Parent Company that, pursuant to procedures established by it,

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes, and

(2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, premium, if any, and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and Wells Fargo Bank, National Association, as trustee, will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the initial purchasers, the trustee nor any agent of the Company, the initial purchasers or the trustee has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s record or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

DTC has advised the Parent Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

Interests in the Global Notes will trade in DTC’s same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised the Parent Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants in whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

The information in this section concerning DTC and its book-entry systems is provided solely as a matter of convenience and has been obtained from sources that the Parent Company and the Company believe to be reliable. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither the Parent Company nor the Company takes any responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Parent Company, the Company, the initial purchasers or the trustee nor any agent of the Parent Company, the Company, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, the Company thereupon fails to appoint a successor depository,

(2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

(3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes and DTC or the Company specifically requests such exchange.

In addition, beneficial interests in a Global Notes may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all the above cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture).

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal of, and interest, premium, if any, and liquidated damages, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Note. The Company will make all payments of principal of, and interest, premium, if any, and liquidated damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the definition of any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause 4(C) of the first paragraph of the “Limitation on Restricted Payments” covenant (and in such case, except to the extent includible pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

(5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause 4(C) of the first paragraph of the “Limitation on Restricted Payments” covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(6) all extraordinary gains and extraordinary losses (on an after-tax basis); and

(7) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

“Adjusted Consolidated Net Tangible Assets” means the total amount of the Parent Company’s assets and those of its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

(1) all of the Parent Company’s current liabilities and those of its Restricted Subsidiaries (excluding intercompany items); and

(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Parent Company’s most recent quarterly or annual consolidated balance sheet and those of its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price at September 1, 2018 (such redemption price being set forth under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the notes through September 1, 2018 (excluding accrued but unpaid interest and liquidated damages, if any, to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the notes.

“Asset Acquisition” means:

(1) an investment by the Parent Company, the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent Company, the Company or any Restricted Subsidiary; or

(2) an acquisition by the Parent Company, the Company or any Restricted Subsidiary of the property and assets of any Person other than the Parent Company, the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Parent Company, the Company or any Restricted Subsidiary (other than to the Parent Company, the Company or another Restricted Subsidiary) of:

(1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Parent Company, the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Parent Company, the Company or any Restricted Subsidiary; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Parent Company, the Company or any Restricted Subsidiary outside the ordinary course of business of the Parent Company, the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Parent Company or the Company; provided, however, that “Asset Sale” shall not include:

(A) sales or other dispositions of inventory, receivables and other current assets;

(B) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(C) sales, transfers or other dispositions of assets with a fair market value (as certified in an officers’ certificate) not in excess of $20 million in any transaction or series of related transactions;

(D) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (1) (B) of the second paragraph of the “Limitation on Asset Sales” covenant; or

(E) for avoidance of doubt, issuances of Capital Stock of the Parent Company.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

(1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2) the sum of all such principal payments.

“Board of Directors” means the Board of Directors of the Company, the Parent Company or any Subsidiary Guarantor, or any duly authorized committee thereof or Person acting in a similar capacity, as applicable.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means the occurrence of any one of the following events:

(1) the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Company; provided, however, that for purposes of this clause (1) (i) such other person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity, and (ii) no Change of Control shall be deemed to occur if all or substantially all of the Persons that were the “beneficial owners” of the Voting Stock of the Parent Company immediately prior to a transaction permitted under “Consolidation, Merger and Sale of Assets” are the “beneficial owners” of more than 50% of the then-outstanding shares of Voting Stock of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Parent Company or all or substantially all of the Parent Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such transaction;

(2) individuals who on the Closing Date constitute the Board of Directors of the Parent Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders or members, as the case may be, of the Parent Company was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office; or

(3) the Company shall cease to be a Subsidiary of the Parent Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Closing Date” means August 26, 2013.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Consolidated EBITDA” means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period:

(1) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication), or minus, to the extent such amount was added in calculating such Adjusted Consolidated Net Income (without duplication):

(A) Consolidated Interest Expense;

(B) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or Asset Sales);

(C) depreciation expense;

(D) amortization expense;

(E) accretion expense;

(F) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

(G) any non-recurring fees, expenses or charges (other than depreciation or amortization expense) or gains or losses related to any offering of Capital Stock of the Parent Company, Permitted Investment, asset acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred hereunder (whether or not successful), including, without limitation, (a) such fees, expenses or charges related to the offering of the notes and (b) any such fees, expenses or charges relating to any amendment or other modification of the notes or any refinancing or refunding thereof; and

(2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (4)(C) of the first paragraph of the “Limitation on Restricted Payments” covenant, less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by such Person and its Restricted Subsidiaries after the Original High Yield Closing Date in connection with proposed Asset Acquisitions that are forfeited by such Person or any of its Restricted Subsidiaries; provided, however, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

(A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by;

(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by such Person or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization or accretion of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; excluding, however,

(1) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and

(2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date and with respect to any Person, the ratio of:

(1) the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to;

(2) the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person’s (or, in the case of the Company, the Parent Company’s) financial statements have been filed with the SEC or provided to the trustee pursuant to the “SEC Reports and Reports to Holders” covenant (such four fiscal quarter period being the “Four Quarter Period”); provided that in making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. For purposes of the foregoing, if cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition or disposition of assets or other transaction being given pro forma effect or are reasonably expected to be realized, such savings, reductions and improvements may be included in the pro forma calculations to the extent permitted to be reflected in pro forma financial statements under Article 11 of Regulation S-X promulgated by the SEC, except that any such pro forma calculation may include cost savings and other operating expense reductions and improvements for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, cost savings and other operating expense reductions and improvements attributable to execution or termination of any contract, reduction of costs related to administrative functions and networks, the termination of any employees or the closing of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, however, that such adjustments are set forth in an officers’ certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such officers’ certificate.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of April 17, 2013, among the Company, the Parent Company, Wells Fargo Bank, National Association, Credit Suisse AG, Cayman Islands Branch, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto, together with the documents related thereto (including the term loans and revolving loans thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified, whether through one or more additional credit agreements or one or more indentures, notes, note purchase agreements or otherwise (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders or holders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control Triggering Event” covenants and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes Upon a Change of Control Triggering Event” covenants described above.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Foreign Restricted Subsidiaries” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations of such Person;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

(9) Indebtedness or obligations of a Person for cash management services benefiting such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

(B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, and

(C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Parent Company’s balance sheet or those of the Company or any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the fair market value of the Capital Stock (or any other Investment) held by the Parent Company, the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described above:

(1) “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to the Parent Company, the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) the fair market value of the assets (net of liabilities (other than liabilities to the Parent Company, the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Lenders” means, at any time, the parties to any Credit Agreement then holding or beneficially owning (or committed to provide) bonds, loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) Priority Lien Debt outstanding under such Credit Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s “ means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means,

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Company, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Parent Company and its Restricted Subsidiaries, taken as a whole,

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D) appropriate amounts to be provided by the Parent Company, the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Company, the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the holders commenced by mailing or delivering a notice to the trustee and each holder stating:

(1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased;

(7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) in the event of an Offer to Purchase as a result of the occurrence of a Change of Control Triggering Event exclusively, the circumstances and relevant facts regarding such Change of Control Triggering Event, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to the Change of Control Triggering Event.

On the Payment Date, the Company shall:

(A) accept for payment on a pro rata basis the notes or portions thereof tendered pursuant to an Offer to Purchase;

(B) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(C) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an officers’ certificate specifying the notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Original High Yield Closing Date” means July 21, 1998.

“Permitted Investment” means:

(1) an Investment in the Parent Company, the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to the Parent Company, the Company or a Restricted Subsidiary;

(2) Temporary Cash Investments;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in settlement of Indebtedness Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding;

(5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6) Interest Rate Agreements and Currency Agreements designed solely to protect the Parent Company, the Company or any Restricted Subsidiary against fluctuations in interest rates or foreign currency exchange rates;

(7) loans or advances to the Parent Company’s or the Company’s officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $2 million at any time outstanding; and

(8) Investments in any Person that is not the Parent Company’s or the Company’s Affiliate or a Related Person that do not exceed, in the aggregate with all other Permitted Investments made pursuant to this clause (8) and then outstanding, the greater of (A) $100 million and (B) 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the determination date for which a consolidated balance sheet of the Parent Company and its Subsidiaries has been filed with the SEC pursuant to the provisions under “—SEC Reports and Reports to Holders”); provided, however, that such Person’s primary business is related, ancillary or complementary to the businesses of the Parent Company, the Company and the Restricted Subsidiaries on the date of such Investment.

“Permitted Liens” means

(1) Liens to secure Indebtedness permitted under clause (10) of the second paragraph of the “Limitation on Indebtedness” covenant;

(2) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Parent Company, the Company and the Restricted Subsidiaries, taken as a whole;

(7) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that

(A) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant described above, to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

(C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(8) leases or subleases granted to others that do not materially interfere with the business of the Parent Company, the Company and the Restricted Subsidiaries, taken as a whole;

(9) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Parent Company, the Company or the Restricted Subsidiaries relating to such property or assets;

(10) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Parent Company, the Company or any Restricted Subsidiary other than the property or assets acquired;

(13) Liens in favor of the Parent Company, the Company or any Restricted Subsidiary;

(14) Liens arising from the rendering of a final judgment or order against the Parent Company, the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Parent Company, the Company or any Restricted Subsidiary from fluctuations in interest rates or foreign currency exchange rates;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent Company, the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Parent Company, the Company or such Restricted Subsidiary, as applicable, prior to the Closing Date;

(19) Liens on or sales of receivables;

(20) Liens created for the benefit of, or to secure, the notes or the Parent Guarantee or a Subsidiary Guarantee;

(21) Liens that secure Indebtedness with an aggregate principal amount not in excess of $10 million at any time outstanding;

(22) Liens existing on the Closing Date (other than Liens securing Indebtedness under the Credit Agreement, which shall be deemed to be Incurred pursuant to clause (26) below);

(23) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the “Limitation on Indebtedness” covenant; provided, however, that such Liens do not extend to or cover any property or assets of the Parent Company, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(24) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary (other than the Company or any Subsidiary Guarantor) securing Indebtedness of such Restricted Subsidiary permitted under the “Limitation on Indebtedness” covenant;

(25) Liens on any assets of the Parent Company, the Company or any Restricted Subsidiary provided that effective provision shall have been made for all the notes and all other amounts due under the indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Liens; and

(26) other Liens to secure Indebtedness; provided that the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (26) does not exceed the greater of (1) $900 million and (2) the product of 4.0 times the aggregate amount of Consolidated EBITDA for the Parent Company and its consolidated Restricted Subsidiaries for the then most recent four fiscal quarters for which the Parent Company’s financial statements have been filed with the SEC or provided to the trustee or posted pursuant to the “SEC Reports and Reports to Holders” covenant (with Consolidated EBITDA being determined on a pro forma basis calculated in a manner consistent with the calculation thereof for purposes of the definition of Consolidated Leverage Ratio).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Priority Lien Debt” means Indebtedness under clauses (1) and (10) of the second paragraph of the “Limitation on Indebtedness” covenant.

“Priority Lien Documents” means the documentation relating to any Priority Lien Debt including, without limitation, all Credit Agreements, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of the Company, the Parent Company or any Subsidiary Guarantor under the Priority Lien Documents.

“Priority Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignment, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company, the Parent Company or any Subsidiary Guarantor creating a Lien upon property owned or to be acquired by the Company, the Parent Company or such Subsidiary Guarantor in favor of any holder or holders of Priority Lien Debt, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations.

“Rating Agency” means S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Categories” means:

(a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

(b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Decline” means (i) a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the notes by both Moody’s and S&P, after which decrease the rating of the notes by Moody’s and S&P is below the lower of the rating of the notes by Moody’s and S&P, respectively, in effect (x) immediately preceding the date of public notice of the occurrence of a Change of Control or of the intention by the Company, the Parent Company or a stockholder of the Company or the Parent Company, as applicable, to effect a Change of Control and (y) on the Closing Date, or (ii) a withdrawal of the rating of the notes by Moody’s and S&P, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 45 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company, the Parent Company or a stockholder of the Company or the Parent Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated the Closing Date, among the Company, the Parent Company, the Subsidiary Guarantors and the representatives of the initial purchasers of the notes, and (ii) with respect to any additional notes issued after the Closing Date, one or more similar agreements among the Company, the Parent Company, the Subsidiary Guarantors, the representatives of the initial purchasers of such additional notes and/or the other parties thereto, relating to rights given by the Company to purchasers of such additional notes to register such additional notes under the Securities Act.

“Related Person” means, as applied to any Person, any other Person directly or indirectly owning

(1) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person) or

(2) 10% or more of the combined outstanding voting power of the voting stock of such Person, and all Affiliates of any such other Person.

“Restricted Subsidiary” means any of the Parent Company’s or the Company’s Subsidiaries other than an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1) for the Parent Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Parent Company and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the Parent Company’s consolidated assets and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Parent Company for such fiscal year.

“S&P “ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity” means,

(1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Strategic Subordinated Indebtedness” means the Parent Company’s or the Company’s Indebtedness Incurred to finance the acquisition of a Person which will, upon the making of such acquisition, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all of its assets to the Parent Company, the Company or a Restricted Subsidiary, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred:

(1) is expressly made subordinate in right of payment to the Parent Guarantee or the notes, as applicable; and

(2) in the case of Indebtedness Incurred by the Company, provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company’s obligations under the notes; provided, however, that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of the Parent Company’s or the Company’s Capital Stock (other than Disqualified Stock) or other of the Parent Company’s or the Company’s Indebtedness which by its terms, or by the terms of any agreement or instrument pursuant to which such other Indebtedness is Incurred, meets clauses (1) and (2) above after the Incurrence of such Indebtedness.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations under the notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary (other than the Company) and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors”; provided, however, that the following Subsidiaries shall not be Subsidiary Guarantors:

(1) Subsidiaries, whether now existing or hereafter formed, for which proper regulatory approvals for the incurrence of obligations under the related Subsidiary Guarantees has not been or cannot be obtained;

(2) Subsidiaries, in the aggregate, whose assets are less than 5% of the consolidated assets of the Parent Company and its consolidated Subsidiaries (including the Company) as shown on the most recent consolidated financial statements of the Parent Company; and

(3) Subsidiaries whose capital stock or substantially all of whose assets have been permissively disposed of under the terms of the Priority Lien Documents.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully, and unconditionally guaranteed by the United States of America or any agency thereof;

(2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Parent Company’s Affiliate) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(7) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500 million;

(8) direct obligations of a foreign government recognized by the United States of America with a maturity not more than twelve months from the date of acquisition and rated at least “A” by S&P; and

(9) money market funds sponsored by a registered broker dealer or mutual fund distributor at least 95% of the assets of which are invested in the foregoing.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent Company or the Company, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption to September 1, 2018; provided, however, that if the period from such redemption date to September 1, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Company or the Parent Company (other than a Subsidiary that is the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or the Parent Company, as applicable, in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company or the Parent Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary but excluding, in the case of any such designation by the Parent Company, the Company) of the Company or the Parent Company, as applicable, to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or the Parent Company, as applicable, or owns or holds any Lien on any property of the Company or the Parent Company, as applicable, or any Restricted Subsidiary of the Company or the Parent Company, as applicable; provided, however, that

(A) any Guarantee by the Company or the Parent Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company, the Parent Company or such Restricted Subsidiary at the time of such designation;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants.

The Board of Directors of the Company or the Parent Company may designate any Unrestricted Subsidiary of the Company or the Parent Company, as applicable, to be a Restricted Subsidiary; provided, however, that

(i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which it is full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following description of certain indebtedness we have does not purport to be complete and is qualified in its entirety by reference to the provisions of the various agreements and indentures related thereto, copies of which have been filed with the SEC and to which reference is hereby made.

Senior Secured Term Loan and Revolving Credit Facility

As of March 31, 2013, the Company had a senior secured credit facility with a syndicate of lenders consisting of an $461.8 million outstanding principal amount Term Loan due December 2016 and an undrawn $80 million Revolver expiring December 2014. In April 2013, the Company entered into a Second Amended and Restated Credit Agreement (“Amendment and Restatement”) to increase the Term Loan to $520 million and extend the maturity date to April 2020. The Term Loan was issued at an offering price of 99.5% of the principal amount. Additionally, the Amendment and Restatement increased the Revolver, which was undrawn as of September 30, 2013, to $100 million and extended the commitment term to April 2018. The Term Loan and Revolver are further described below.

The Term Loan is a first lien secured obligation of the Company. The Term Loan is guaranteed by the Parent Company and the Company’s subsidiaries, and is secured by all of the assets of the Parent Company and its subsidiaries (subject to specified exclusions and exceptions). Repayments of the Term Loan are due quarterly in an amount equal to 1/4 of 1% of the aggregate principal amount on the last day of each quarter, commencing September 30, 2013. Interest on the Term Loan is computed based on, in the case of Eurodollar loans, a specified Eurodollar rate plus 2.5% or, in the case of Alternate Bank Rate loans, a specific Alternate Bank Rate plus 1.5%. Interest is reset periodically and payable at least quarterly. Based on the Eurodollar rate in effect at September 30, 2013, the effective interest rate was 2.68%.

The Term Loan contains customary representations and warranties and affirmative and negative covenants. Furthermore, the Term Loan contains restrictions on the ability of the Parent Company, the Company and our subsidiaries to, among other things:

•	Dispose of assets;

•	Incur additional indebtedness;

•	Incur certain subsidiary guaranty obligations;

•	Pay dividends or redeem capital stock;

•	Make capital distributions;

•	Create liens on assets;

•	Make investments;

•	Issue shares of capital stock of certain subsidiaries;

•	Prepay certain indebtedness;

•	Engage in sale-leaseback transactions; and

•	Engage in certain transactions with affiliates.

In addition, the Term Loan contains customary events of default, including:

•	Nonpayment of principal when due;

•	Nonpayment of interest, fees or other amounts, subject to negotiated grace periods;

•	Inaccuracy of representations and warranties;

•	Violation of covenants, subject to negotiated grace periods;

•	The acceleration of indebtedness the principal amount of which exceeds $50 million or the failure to pay principal of any such indebtedness on the final maturity date thereof;

•	Certain bankruptcy events relating to the Parent Company, the Company and their material subsidiaries; and

•	Material judgments.

        The Revolver is secured and guaranteed in the same manner as the Term Loan. Interest on outstanding Revolver amounts, if any, will be computed, in the case of Eurodollar loans, based on a specified Eurodollar rate plus an amount ranging from 1.75% to 2.75% based upon our consolidated total leverage ratio, or, in the case of Alternate Bank Rate loans, based on the Alternate Bank Rate plus 0.75% to 1.75%, and will be reset periodically and payable quarterly. The Company is required to pay a commitment fee on the undrawn commitment amounts on a quarterly basis of an amount ranging from 0.375% to 0.5% per annum based upon our consolidated total leverage ratio. The revolving commitments terminate in April 2018. In certain circumstances, including upon a change of control of the Parent Company and a debt ratings decline, the revolving commitments terminate earlier and any amounts outstanding under the Revolver must be prepaid.

The Revolver contains customary representations and warranties and affirmative and negative covenants. Most of the Revolver covenants apply whether or not the Company draws on that facility. In addition, if the Revolver were drawn, the Parent Company, the Company and our subsidiaries must comply with certain financial covenants, including a maximum ratio of consolidated net senior secured debt to annualized consolidated EBITDA, a maximum ratio of consolidated net total debt to annualized consolidated EBITDA and a minimum ratio of consolidated EBITDA to consolidated interest expense. Furthermore, the Revolver contains restrictions on the ability of the Parent Company, the Company and our subsidiaries to, among other things:

•	Dispose of assets or capital stock;

•	Incur additional indebtedness;

•	Incur guaranty obligations;

•	Pay dividends;

•	Make capital distributions;

•	Create liens on assets or enter into negative-pledge agreements;

•	Make investments;

•	Make acquisitions;

•	Issue shares of capital stock;

•	Prepay certain indebtedness;

•	Change our fiscal year;

•	Enter into new lines of business;

•	Amend certain optical fiber capacity license and property and facility lease agreements with Time Warner Cable;

•	Engage in sale-leaseback transactions;

•	Engage in mergers or consolidations, liquidations and dissolutions; and

•	Engage in certain transactions with affiliates.

In addition, the Revolver contains customary events of default, including:

•	Nonpayment of principal when due;

•	Nonpayment of interest, fees or other amounts, subject to negotiated grace periods;

•	Inaccuracy of representations and warranties;

•	Violation of covenants, subject to negotiated grace periods;

•	Nonpayment of principal or interest, or the violation of covenants, under other indebtedness the principal amount of which exceeds $10 million;

•	Certain bankruptcy events relating to the Parent Company, the Company and their material subsidiaries; and

•	Material judgments, termination of certain agreements, and certain ERISA-related events.

On August 12, 2013, the Company and the lenders under the Revolver entered into an amendment to the covenants applicable to the Revolver, effective upon the pricing of the old notes, permitting the Company and the Parent Company to make restricted payments, which may include share repurchases, of up to $500 million through December 31, 2014 and up to $250 million per year thereafter.

The Company agreed to indemnify the lenders under the credit agreement against certain losses. The indebtedness under the credit facility is effectively senior in right of payment to the Company’s obligations under the unsecured 8% Senior Notes due 2018 and the existing 2022 notes and will be effectively senior in right of payment to the notes, in each case to the extent of the value of the assets securing the obligations under the credit facility.

8% Senior Notes due 2018

        At September 30, 2013, the Company had outstanding approximately $23.5 million in aggregate principal amount of 8% Senior Notes due March 1, 2018. The 8% Senior Notes are unsecured unsubordinated obligations ranking equally in right of payment with all existing and future unsubordinated indebtedness, including the notes, and senior in right of payment to all subordinated indebtedness of the Company and are guaranteed by the Parent Company and substantially all of our subsidiaries. Interest on the 8% Senior Notes accrues at the rate of 8% per annum and is payable semi-annually on March 1 and September 1. The 8% Senior Notes are redeemable in whole or in part, at the option of the Company, at any time on or after March 1, 2014, 2015 and 2016, at redemption prices of 104%, 102% and 100%, respectively, plus accrued and unpaid interest to the applicable redemption date. Upon the occurrence of a change of control triggering event as defined in the indenture for the 8% Senior Notes, the Company must commence an offer to purchase the 8% Senior Notes then outstanding at a purchase price of 101% of their principal amount.

Concurrently with the offering of the old notes, the Company commenced a tender offer and consent solicitation for any and all of the outstanding 8% Senior Notes. The Company received and accepted tenders of approximately $406.5 million aggregate principal amount of the 2018 Notes for $438.7 million. Upon the completion of the consent solicitation, the indenture for the 8% Senior Notes was amended on August 26, 2013 to remove substantially all of the restrictive covenants and related events of default, other than our obligation to pay principal of and interest on the 8% Senior Notes when due.

Existing 2022 Notes

In October 2012, the Company completed a private offering of $480 million principal amount of the unregistered existing 2022 notes at an offering price of 100% of the principal amount. In January 2013, as required by a registration rights agreement with the initial purchasers of the unregistered existing 2022 notes, the Company conducted a registered exchange offer to enable the holders of the unregistered existing 2022 notes to exchange the unregistered existing 2022 notes for the existing 2022 notes, which are registered under the Securities Act. The existing 2022 notes are unsecured, unsubordinated obligations, ranking equally in right of payment with all existing and future unsubordinated indebtedness, including the notes, and senior in right of payment to all subordinated indebtedness of the Company, and are guaranteed by the Parent Company and substantially all of our subsidiaries. Interest on the existing 2022 notes accrues at the rate of 5 3/8% per annum and is payable semi-annually on April 1 and October 1. The existing 2022 notes are redeemable in whole or in part, at the Company’s option at any time prior to October 1, 2017 at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, liquidated damages, if any, plus a make-whole premium. The existing 2022 notes are also redeemable in whole or in part, at the Company’s option at any time on or after October 1, 2017, 2018, 2019 and 2020 at redemption prices of 102.688%, 101.792%, 100.896% and 100%, respectively, of the principal amount, plus accrued and unpaid interest, if any, and liquidated damages, if any. In addition, any time prior to October 1, 2015, at the Company’s option, the Company may redeem up to 35% of the aggregate principal amount of the existing 2022 notes with net proceeds from one or more equity offerings by the Parent Company at a redemption price of 105.375% of their principal amount, plus accrued and unpaid interest, if any, and liquidated damages, if any.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations relating to the exchange of old notes issued on August 26, 2013 for new notes in the exchange offers and the purchase, ownership and disposition of the new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the Code, applicable Treasury Regulations, administrative rulings and judicial authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. For purposes of this discussion, “U.S. Holder” means (i) individual citizens or residents of the United States, (ii) corporations (or any entities treated as corporations for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to U.S. federal income taxation regardless of the source of such income or (iv) trusts if (a) a U.S. court can exercise primary jurisdiction over their administration and one or more U.S. persons have substantial authority to control their decisions or (b) they have a valid election in effect under applicable Treasury Regulations to be treated as U.S. persons. A “Non-U.S. Holder” is a beneficial owner of a new note that is, for U.S. federal income tax purposes, a nonresident alien individual, or a corporation, estate or trust that is not a U.S. Holder. Non-U.S. Holders are subject to special U.S. federal income tax considerations, some of which are discussed below.

This discussion applies only to beneficial owners that hold the old notes and will hold the new notes as “capital assets” (within the meaning of Section 1221 of the Code). This discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, such as banks or other financial institutions, holders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities for U.S. federal income tax purposes, certain U.S. expatriates, foreign persons or entities (except to the extent specifically set forth below), dealers in securities, commodities or currencies, U.S. Holders whose “functional currency” is not the U.S. dollar, persons that will hold the new notes as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes or persons deemed to sell notes under the constructive sale provisions of the Code. We have not sought a ruling from the IRS or an opinion of counsel with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. In addition, the IRS is not precluded from adopting a contrary position. This discussion does not consider the effect of any foreign, state, local or other tax laws or any U.S. federal tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations that may be applicable to particular holders.

If a partnership (including for this purpose any entity, foreign or domestic, classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of the new notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the new notes that is a partnership, and the partners in such partnership, should consult their individual tax advisors regarding the federal, state, local and foreign tax consequences of the exchange of old notes for new notes and the purchase, ownership and disposition of the new notes.

INVESTORS CONSIDERING THE EXCHANGE OF OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

Exchange of Notes

A U.S. Holder’s receipt of a new note in exchange for an old note pursuant to the exchange offers will not result in a taxable exchange to the U.S. Holder. Accordingly: (i) no gain or loss will be recognized by the U.S. Holder upon receipt of the new note; (ii) the holding period of the new note will include the holding period of the old note exchanged therefor; and (iii) the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note exchanged therefor at the time of the exchange.

Taxation of Interest

Stated interest paid on the new notes generally will be included in a U.S. Holder’s gross income as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Pre-issuance Accrued Interest

Holders of the 2022 old notes separately paid an amount allocable to interest that accrued prior to the date the 2022 old notes were purchased (the “pre-issuance accrued interest”). We intend to take the position that, on the first interest payment date, a portion of the interest payment equal to the pre-issuance accrued interest be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the 2022 notes. Amounts treated as a return of pre-issuance accrued interest would not be taxable when received but should reduce the U.S. Holder’s adjusted tax basis in the 2022 notes by a corresponding amount (in the same manner as would a payment of principal). The remainder of this discussion assumes that the 2022 notes will be so treated, and all references to stated interest in the remainder of this discussion exclude references to pre-issuance accrued interest.

Original Issue Discount

Because the 2022 old notes were treated as issued with OID for U.S. federal income tax purposes, the 2022 new notes will also be treated as issued with OID. A U.S. Holder of a new note treated as issued with OID must include the OID in income as ordinary income for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of OID included in income by the U.S. Holder with respect to a new note is the sum of the “daily portions” of OID with respect to the new note for each day during the taxable year (or portion thereof) on which the U.S. Holder held the new note. The daily portion of OID on any new note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between (i) the product of the new note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The adjusted issue price of a new note at the beginning of any accrual period is the sum of the issue price of the new note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the new note that were not qualified stated interest payments. Under these rules, a U.S. Holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods. The 2022 new notes will be issued with more than a de minimis amount of OID, and therefore the 2022 new notes will not be fungible with the existing 2022 notes for U.S. federal income tax purposes. The consequences to holders of the 2022 new notes not being fungible with the existing 2022 notes are described in “Description of 2022 New Notes.”

Market Discount

If a U.S. Holder purchases a new note (or, in the case of a new note acquired in exchange for an old note, purchased the old note) at a price that is less than its principal amount, the excess of the principal amount over the U.S. Holder’s purchase price will be treated as “market discount.” However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. Holder purchased the new note or old note, as the case may be.

Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a new note (or the old note) as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the new note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the new note (or, in the case of a new note acquired in exchange for an old note, the old note). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the new note (or old note for which the new note was exchanged, as the case may be) to the maturity date of the new note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. Holder of a new note may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the new note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service. U.S. Holders should consult their own tax advisors before making this election.

Amortizable Bond Premium

A U.S. Holder that purchases a new note (or, in the case of a new note acquired in exchange for an old note, purchased the old note) for an amount in excess of the principal amount will be considered to have purchased the new note (or old note) at a “premium” equal in amount to such excess (excluding amounts attributable to accrued interest). A U.S. Holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method. However, if the new note (or old note) is purchased at a time when the new note (or old note) may be optionally redeemed by us for an amount in excess of its principal amount, special rules apply that could result in a deferral of the amortization of the bond premium until later in the term of the new note. The amortized amount in any year will be treated as a reduction of the U.S. Holder’s interest income from the new note (or old note). Bond premium on a new note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the new note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.

Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes

Upon the sale, exchange, redemption or other disposition of a new note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition (except to the extent such amount is attributable to accrued interest income not previously included in income, which will be taxable as ordinary income or is attributable to accrued interest that was previously included in income, which amount will be tax-free) and (ii) such holder’s adjusted tax basis in the new note. A U.S. Holder’s adjusted tax basis in a new note generally will equal the cost of the new note to such holder (or, in the case of a new note acquired in exchange for an old note, the tax basis of such old note, as discussed above under the caption “- Exchange of Notes”), increased by any OID previously accrued, and, if applicable, by any market discount previously included in the U.S. Holder’s gross income and decreased, if applicable, by any amortized bond premium. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the note is more than one year at the time of sale, exchange, redemption or other taxable disposition. Certain noncorporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. Short-term capital gains (capital gains other than long-term capital gains) recognized by non-corporate taxpayers and generally all capital gains recognized by corporate taxpayers are taxable at the same tax rates as are imposed on ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder.

Taxation of Interest

In general, subject to the discussion below concerning backup withholding, payments of interest (including any accrued OID) on the new notes by us or any paying agent to a beneficial owner of a new note that is a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) such Non-U.S. Holder certifies, under penalties of perjury, that such holder is not a U.S. person and certain other requirements are met.

Interest on the new notes (including any accrued OID) not excluded from U.S. federal withholding tax as described above generally will be subject to U.S. federal withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax.

To satisfy the certification requirements referred to in (iv) above, the Code and the Treasury Regulations thereunder require that either (i) the beneficial owner of a new note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a Non-U.S. Holder and must provide such owner’s name and address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a “Financial Institution”) and holds the new note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a new note certifies on IRS Form W-8BEN (or suitable successor or substitute form), under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address or any Financial Institution holding the new note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

If a Non-U.S. Holder of a new note is engaged in a trade or business in the U.S. and if interest on the new note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest (including any accrued OID) on a net income basis in the same manner as if it were a U.S. Holder. In lieu of the certificate described above, such a Non-U.S. Holder must provide us with a properly executed IRS Form W-8ECI (or suitable successor or substitute form) in order to claim an exemption from any applicable withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange or Other Disposition of the New Notes

Subject to the discussion below concerning backup withholding, generally a Non-U.S. Holder of a new note will not be subject to U.S. federal income tax or withholding tax on gains realized on the sale, exchange or other disposition of such new note unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of sale, exchange or other disposition, and certain other conditions are met, or (ii) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, if certain U.S. income tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

Backup Withholding and Information Reporting

U.S. Holders

When required, we or our paying agent will report to the holders of the new notes and the IRS amounts paid on or with respect to the new notes during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on payments made on the new notes and proceeds from the sale of the new notes at the applicable rate of 28% if the U.S. Holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as certification of corporate status), (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest (including any accrued OID) or dividends or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit or a refund against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

We or our paying agent will report to the IRS and to each Non-U.S. Holder the amount of any amount paid with respect to the new notes in each calendar year, and the amount of tax withheld, if any, with respect to these payments. Non-U.S. Holders who have provided the forms and certification mentioned above (i.e. a W-8BEN) or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent have actual knowledge or reason to know that any information in those forms and certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale of a new note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but not backup withholding, may apply to those payments if the broker is one of the following: (a) a U.S. person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale of a new note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will generally be allowed as a credit or a refund against such holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners. These sections of the Code also generally impose a withholding tax of 30% on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. “Withholdable payments” include payments of interest (including any accrued OID) from sources within the U.S., as well as the gross proceeds from the sale of any property of a type which can produce interest from sources within the U.S. unless the payments of interest or gross proceeds are effectively connected with the conduct of a U.S. trade or business and taxed as such. As enacted, these withholding and reporting obligations generally apply to payments made after June 30, 2014. Withholding will apply to payments of gross proceeds made after December 31, 2016. However, none of these provisions will apply to new notes outstanding on July 1, 2014, unless such new notes undergo a significant modification after that date. Investors that will hold the new notes are urged to consult their own tax advisors regarding these sections of the Code as they apply to the new notes.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE FOR ANY PARTICULAR HOLDER. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES AND OF PURCHASING, HOLDING AND DISPOSING OF THE NEW NOTES. TAX ADVISORS SHOULD ALSO BE CONSULTED AS TO THE U.S. ESTATE AND GIFT TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES AND OF PURCHASING, HOLDING OR DISPOSING OF THE NEW NOTES, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2014, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Faegre Baker Daniels LLP, Denver, Colorado, will pass upon the validity of the new notes for us.

EXPERTS

The consolidated financial statements of the Parent Company appearing in the Parent Company’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements (including schedules appearing therein) are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXCHANGE AGENT

We have appointed Wells Fargo Bank, National Association as exchange agent in connection with the exchange offers. Holders should have letters of transmittal or notices of guaranteed delivery to the exchange agent as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Or

By Facsimile Transmission:
(612) 667-6282
Telephone:
(800) 344-5128

Dealer Prospectus Delivery Obligation

Until            , 2014, all dealers that effect transactions in the new notes, whether or not participating in the exchange offers, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors, Managers and Officers

Article VII of the Bylaws of tw telecom inc. provides that to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”), the Parent Company will indemnify and hold harmless any person that was or is made or threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Parent Company or, while a director or officer of the Parent Company, is or was serving at the request of the Parent Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification may be made in respect of any claim or matter as to which the person has been adjudged to be liable to the corporation unless the court determines upon application that, in view of all of the circumstances, the person is fairly and reasonable entitled to indemnity for expenses. The Parent Company also has obtained insurance policies which provide coverage for its directors and officers in certain situations, including some situations in which the Parent Company cannot directly indemnify the directors or officers.

The Parent Company has entered into indemnification agreements with its independent directors, Board-elected officers and certain other management employees that provide for indemnification to the full extent permitted by the DGCL, advancement of expenses in connection with defending or participation in any proceeding that is indemnifiable under the agreement and for selection of special independent counsel to make determinations under the agreement after the occurrence of a change of control of the Company as defined in the agreement.

Item 21. Exhibits

(1)	See Exhibit Index immediately following the signature pages.

Item 22. Undertakings

(A)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D)	The undersigned registrants hereby undertake:

(1)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(2)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 20th day of November, 2013.

TW TELECOM HOLDINGS INC.

By	/s/ Larissa L. Herda
Larissa L. Herda
Chairman of the Board, President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina A. Davis, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of November, 2013, by the following persons in the capacities indicated:

/s/ Larissa L. Herda	Chairman of the Board, President & Chief Executive Officer
Larissa L. Herda	(Principal Executive Officer)

/s/ Mark A. Peters	Director, Executive Vice President and Chief Financial Officer
Mark A. Peters	(Principal Financial Officer)

/s/ Jill R. Stuart	Sr. Vice President, Accounting & Finance and
Jill R. Stuart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Tina A. Davis	Director, Sr. Vice President and General Counsel
Tina A. Davis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 20th day of November, 2013.

TW TELECOM INC.

By	/s/ Larissa L. Herda
Larissa L. Herda
Chairman of the Board, President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina A. Davis, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of November, 2013, by the following persons in the capacities indicated:

/s/ Larissa L. Herda	Chairman of the Board, President & Chief Executive Officer
Larissa L. Herda	(Principal Executive Officer)

/s/ Mark A. Peters	Executive Vice President and Chief Financial Officer
Mark A. Peters	(Principal Financial Officer)

/s/ Jill R. Stuart	Sr. Vice President, Accounting & Finance and
Jill R. Stuart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Gregory J. Attorri	Director
Gregory J. Attorri

/s/ Spencer B. Hays	Director
Spencer B. Hays

/s/ Kevin W. Mooney	Director
Kevin W. Mooney

/s/ Kirby G. Pickle	Director
Kirby G. Pickle

/s/ Roscoe C. Young, II	Director
Roscoe C. Young, II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 20th day of November, 2013.

tw telecom holdings II llc

tw telecom management co. llc

tw telecom data services llc

tw telecom of arizona llc

tw telecom of colorado llc

tw telecom of idaho llc

tw telecom of illinois llc

tw telecom of iowa llc

tw telecom of minnesota llc

tw telecom of new mexico llc

tw telecom of ohio llc

tw telecom of oregon llc

tw telecom of south carolina llc

tw telecom of tennessee llc

tw telecom of texas llc

tw telecom of utah llc

tw telecom of washington llc

By:	tw telecom holdings inc.
its sole member

By	/s/ Larissa L. Herda
Larissa L. Herda
Chairman of the Board, President &
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina A. Davis, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of November, 2013, by the following persons in the capacities indicated:

/s/ Larissa L. Herda	Chairman of the Board, President & Chief Executive Officer
Larissa L. Herda	(Principal Executive Officer)

/s/ Mark A. Peters	Director, Executive Vice President and Chief Financial Officer
Mark A. Peters	(Principal Financial Officer)

/s/ Jill R. Stuart	Sr. Vice President, Accounting & Finance and
Jill R. Stuart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Tina A. Davis	Director, Sr. Vice President and General Counsel
Tina A. Davis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 20th day of November, 2013.

tw telecom of alabama llc

tw telecom of arkansas llc

tw telecom of d.c. llc

tw telecom of kansas city llc

tw telecom of kentucky llc

tw telecom of louisiana llc

tw telecom of maryland llc

tw telecom of mississippi llc

tw telecom of nevada llc

tw telecom of oklahoma llc

tw telecom of virginia llc

By:	tw telecom management co. llc
its sole member

By:	tw telecom holdings inc.
its sole member

By	/s/ Larissa L. Herda
Larissa L. Herda
Chairman of the Board, President &
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Peters and Tina A. Davis, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign this registration statement and any amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of November, 2013, by the following persons in the capacities indicated:

/s/ Larissa L. Herda	Chairman of the Board, President & Chief Executive Officer
Larissa L. Herda	(Principal Executive Officer)

/s/ Mark A. Peters	Director, Executive Vice President and Chief Financial Officer
Mark A. Peters	(Principal Financial Officer)

/s/ Jill R. Stuart	Sr. Vice President, Accounting & Finance and
Jill R. Stuart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Tina A. Davis	Director, Sr. Vice President and General Counsel
Tina A. Davis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Littleton, State of Colorado, on the 20th day of November, 2013.

tw telecom l.p.

tw telecom of california l.p.

tw telecom of florida l.p.

tw telecom of georgia l.p.

tw telecom of hawaii l.p.

tw telecom of indiana l.p.

tw telecom of new jersey l.p.

tw telecom of new york l.p.

tw telecom of north carolina l.p.

tw telecom of wisconsin l.p.

By:	tw telecom holdings inc.
its general partner

By	/s/ Larissa L. Herda
Larissa L. Herda
Chairman of the Board, President &
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of November, 2013, by the following persons in the capacities indicated:

/s/ Larissa L. Herda	Chairman of the Board, President & Chief Executive Officer
Larissa L. Herda	(Principal Executive Officer)

/s/ Mark A. Peters	Director, Executive Vice President and Chief Financial Officer
Mark A. Peters	(Principal Financial Officer)

/s/ Jill R. Stuart	Sr. Vice President, Accounting & Finance and
Jill R. Stuart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Tina A. Davis	Director, Sr. Vice President and General Counsel
Tina A. Davis

TW TELECOM HOLDINGS INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1 –	Restated Certificate of Incorporation of tw telecom inc. (filed as Exhibit 3.1 to the Parent Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)*

3.2 –	Certificate of Amendment to Restated Certificate of Incorporation of tw telecom inc. (filed as Exhibit 3.2 to the Parent Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008)*

3.3 –	Amended By-laws of tw telecom inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012)*

4.1 –	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 5.375% Senior Notes due 2022 of tw telecom holdings inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 26, 2013)*

4.2 –	First Supplemental Indenture of Trust, dated as of November 20, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 5.375% Senior Notes due 2022 of tw telecom holdings inc.

4.3 –	Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2023 of tw telecom holdings inc. (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed August 26, 2013)*

4.4 –	First Supplemental Indenture of Trust, dated as of November 20, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2023 of tw telecom holdings inc.

4.5 –	Registration Rights Agreement, dated as of October 2, 2012, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 5.375% Senior Notes due 2022, relating to the 5.375% Senior Notes due 2022 of tw telecom holdings inc. (filed as Exhibit 4.2 to the Parent Company’s Current Report on Form 8-K dated October 2, 2012)*

4.6 –	Registration Rights Agreement, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and the representatives of the initial purchasers of the 6.375% Senior Notes due 2023 (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed August 26, 2013)*

4.7 –	Certification of Designations of Series A Junior Participating Preferred Stock of tw telecom inc. (filed as Exhibit 4.6 to the Parent Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)*

4.8 –	Second Amended and Restated Credit Agreement dated as of April 17, 2013, among the Company, tw telecom holdings inc., the Subsidiary Guarantors parties thereto, the lenders parties thereto and Wells Fargo Bank, National Association, as administrative agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 18, 2013) *

4.9	First Amendment to Second Amended and Restated Credit Agreement dated August 12, 2013 among tw telecom inc., tw telecom holdings inc., Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders named therein (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 12, 2013)*

Exhibit Number	Description of Exhibit

4.10–	Indenture dated March 17, 2010 among tw telecom holdings inc., tw telecom inc., Subsidiary guarantor parties thereto and Wells Fargo Bank, National Association, as Trustee for the 8% Senior Notes due 2018 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 17, 2010)*

4.11–	Second Supplemental Indenture, dated as of August 26, 2013, among tw telecom holdings inc., tw telecom inc., the subsidiaries of tw telecom holdings inc. named therein, and Wells Fargo Bank, National Association, as trustee for the 8% Senior Notes due 2018 (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K dated August 26, 2013)*

4.12–	Indenture dated October 2, 2012 among tw telecom holdings inc., tw telecom inc., the Subsidiary Guarantors parties thereto and Wells Fargo Bank, National Association, as Trustee for the 5.375% Senior Notes due 2022 (filed as Exhibit 4.1 to the Parent Company’s Current Report on Form 8-K dated October 2, 2012)*

5.1 –	Opinion of Faegre Baker Daniels LLP

12 –	Calculation of ratio of earnings to fixed charges

21 –	Subsidiaries of the Registrant

23.1 –	Consent of Independent Registered Public Accounting Firm

24 –	Powers of Attorney—included with signature pages

25.1 –	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the indenture relating to the 2022 old notes and the 2022 new notes

25.2 –	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the indenture relating to the 2023 old notes and the 2023 new notes

99.1 –	Form of Letter of Transmittal

99.2 –	Form of Notice of Guaranteed Delivery

99.3 –	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4 –	Form of Letter to Clients

*	Incorporated by reference.